AGREEMENT AND PLAN OF REORGANIZATION

                   dated as of the 30th day of September, 1996

                                  by and among

                              WASTE RECOVERY, INC.

                          NEW U.S. TIRE RECYCLING CORP.

                       U.S. TIRE RECYCLING PARTNERS, L.P.

                    BODNER/GREENSTEIN CAPITAL HOLDINGS, INC.

                                   TIRUS, INC.

                            TIRUS ASSOCIATES, L.L.C.

                        ENVIRONMENTAL VENTURE FUND, L.P.

                             ARGENTUM CAPITAL, L.P.

                                       and

                          the SHAREHOLDERS named herein






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                                TABLE OF CONTENTS

                                                                           Page
1.       THE MERGER.........................................................  2
         1.1      Delivery and Filing of Certificate of Merger..............  2
         1.2      Effective Time of the Merger..............................  2
         1.3      Articles of Incorporation, By-laws and Board of Directors
                  of Surviving Corporation..................................  2
         1.4      Certain Information With Respect to the Capital Stock
                  of Tirus, BG, WRI and Newco...............................  3
         1.5      Effect of Merger..........................................  4
         1.6      Old Asset Purchase Agreement..............................  4

2.       CONVERSION OF STOCK................................................  4
         2.1      Manner of Conversion......................................  4
         2.2      Earnings Treatment........................................  6

3.       DELIVERY OF SHARES.................................................  6
         3.1      Delivery Procedure........................................  6

4.       CLOSING............................................................  6

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
         THE SHAREHOLDERS...................................................  7
         (A)      Representations and Warranties of the Company and the
                  Shareholders..............................................  7
         5.1      Authorization.............................................  7
         5.2      Organization, Existence and Good Standing of the Company..  7
         5.3      Capital Stock of the Company..............................  8
         5.4      Subsidiaries..............................................  8
         5.5      Financial Statements......................................  9
         5.6      Permits and Intangibles. ................................. 10
         5.7      Tax Matters............................................... 10
         5.8      Contracts................................................. 13
         5.9      No Violations............................................. 14
         5.10     Consents.................................................. 14
         5.11     Litigation and Related Matters............................ 15
         5.12     Compliance with Laws...................................... 15
         5.13     Employee Benefit Plans.................................... 15
         5.14     Insurance................................................. 17


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         5.15     Officers and Directors.................................... 17
         5.16     Bank Accounts and Powers of Attorney...................... 17
         5.17     Absence of Certain Changes or Events...................... 17
         (B)      Representations and Warranties of the Shareholders........ 18
         5.18     Authority; Ownership...................................... 18
         5.19     Preemptive Rights......................................... 18
         5.20     No Intention to Dispose of WRI Stock...................... 18
         5.21     Validity of Obligations................................... 19
         5.22     No Other Representations.................................. 19


6.       REPRESENTATIONS AND WARRANTIES OF GP AND THE
         PARTNERSHIP........................................................ 19

7.       REPRESENTATIONS OF WRI AND NEWCO................................... 19
         7.1      Due Organization.......................................... 19
         7.2      WRI Stock................................................. 20
         7.3      Validity of Obligations................................... 20
         7.4      Corporate Power and Authority............................. 20
         7.5      No Conflicts.............................................. 21
         7.6      Capitalization of WRI and Ownership of WRI Stock.......... 21
         7.7      Transactions in Capital Stock............................. 21
         7.8      Conformity with Law and Litigation........................ 22
         7.9      No Violations............................................. 22
         7.10     Taxes..................................................... 22
         7.11     Consents.................................................. 24
         7.12     Confirmation of Representations and Warranties in Old Asset
                  Purchase Agreement........................................ 25
         7.13     No Other Representations.................................. 25

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
         SHAREHOLDERS AND THE COMPANY....................................... 25
         8.1      Representations and Warranties; Performance of Obligations.25
         8.2      Satisfaction.............................................. 25
         8.3      No Litigation............................................. 26
         8.4      Employment Agreement...................................... 26
         8.5      Consents and Approvals.................................... 26
         8.6      Good Standing Certificates................................ 26
         8.7      New Asset Purchase Agreement.............................. 26
         8.8      Pledge Agreement and Mortgage............................. 26
         8.9      Non-Recourse Secured Guaranty............................. 26
         8.10     No Material Adverse Change................................ 26



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9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF WRI AND
         NEWCO.............................................................. 26
         9.1      Representations and Warranties; Performance of Obligations 27
         9.2      Satisfaction.............................................. 27
         9.3      No Litigation............................................. 27
         9.4      Insurance................................................. 27
         9.5      Shareholder Releases...................................... 27
         9.6      Termination of Related Party Agreements................... 27
         9.7      Employment Agreement...................................... 27
         9.8      Pledge Agreement and Mortgage............................. 28
         9.9      Due Diligence Investigation............................... 28
         9.10     Good Standing Certificates................................ 28
         9.11     Conditions in Old Asset Purchase Agreement................ 28
         9.12     Guaranties................................................ 28
         9.13     Escrow Agreement.......................................... 28
         9.14     No Material Adverse Effect................................ 28

10.      COVENANTS OF THE PARTIES........................................... 28
         10.1     Covenants in Old Asset Purchase Agreement................. 28
         10.2     Preservation of Tax and Accounting Treatment.............. 29
         10.3     Subordination of Notes.................................... 30
         10.4     Preparation and Filing of Tax Returns..................... 30
         10.5     Covenantsof theCompany Concerning Termination of S Election31
         10.6     Post-Closing Adjustments.................................. 34

11.      INDEMNIFICATION.................................................... 35
         11.1     WRI Losses................................................ 35
         11.2     Environmental Indemnity................................... 36
         11.3     Employee Compensation and Benefits........................ 37
         11.4     Shareholder Losses........................................ 38
         11.5     Indemnification for Certain Tax Matters................... 38
         11.6     Notice of Loss............................................ 39
         11.7     Right to Defend........................................... 39
         11.8     Cooperation............................................... 40
         11.9     Limitations of Indemnification; Proportionate Payments.... 40
         11.10    SurvivalofCovenants,Agreements,RepresentationsandWarranties41
         11.11    Exclusive Remedy.......................................... 41


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12.      SECURITIES ACT REPRESENTATIONS AND TRANSFER
         RESTRICTIONS....................................................... 42

13.      GENERAL............................................................ 42
         13.1     Cooperation............................................... 42
         13.2     Transactions in Old Asset Purchase Agreement.............. 42
         13.3     Successors and Assigns.................................... 43
         13.4     Entire Agreement.......................................... 43
         13.5     Counterparts.............................................. 43
         13.6     Brokers and Agents........................................ 43
         13.7     Expenses.................................................. 43
         13.8     Notices................................................... 44
         13.9     Governing Law............................................. 45
         13.10    Use of Certain Terms...................................... 46
         13.11    Modification and Waiver................................... 46
         13.12    Exercise of Rights and Remedies........................... 46
         13.13    Time...................................................... 46
         13.14    Reformation and Severability.............................. 46
         13.15    Remedies Cumulative....................................... 46
         13.16    Captions.................................................. 46
         13.17    Tax Structure............................................. 46


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                                    SCHEDULES


1.3(d)            Officers of the Surviving Corporation
5.2               Jurisdictions of Qualification and Company Charter Documents
5.3               Capital Stock
5.5               Contingent Liabilities
5.6               Permits and Licenses
5.7               Taxes
5.8               Contracts
5.10              Consents
5.11              Litigation
5.13              Employee Benefit Plans
5.14              Insurance
5.15              Officers and Directors
5.16              Bank Accounts
5.17              Absence of Certain Changes
5.18              Liens on Stock
7.6               WRI Capital Stock
7.8               WRI Compliance with Laws
13.7              Brokers and Agents


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                                     ANNEXES


I        Shareholders
II       Aggregate Consideration to be paid to the Shareholders and Sellers under the Asset Purchase Agreement
III      Convertible Subordinated Notes
IV       WRI Charter Documents
V        Employment Agreement
VI       New Asset Purchase Agreement
VII      Shareholder Release
VIII     Pledge Agreement
IX       Mortgage
X        Non-Recourse Secured Guaranty
XI       Guaranties
XII      Escrow Agreement


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                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the 30th day of September, 1996, by and among WASTE RECOVERY, INC., a Texas corporation ("WRI"), NEW U.S. TIRE RECYCLING CORP., a Texas corporation ("Newco"), U.S. TIRE RECYCLING PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), BODNER/GREENSTEIN CAPITAL HOLDINGS, INC., a Delaware corporation ("BG"), TIRUS, INC., a New York corporation ("Tirus") (Tirus and BG, collectively, the "Company"), ENVIRONMENTAL VENTURE FUND, L.P., a Delaware limited partnership ("Venture #1"), ARGENTUM CAPITAL, L.P., a Delaware limited partnership ("Venture #2"), TIRUS ASSOCIATES, L.L.C., a New York limited liability company comprised of Tirus, Venture #1 and Venture #2 ("Tirus LP"), and the shareholders listed on Annex I hereto (each such party listed on Annex I, a "Shareholder" and collectively the "Shareholders"). The Shareholders constitute all of the Shareholders of Tirus and BG, and the shareholders of Tirus are hereinafter sometimes referred to as the "Tirus Shareholders" and the shareholders of BG are hereinafter sometimes referred to as the "BG Shareholders".

     WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Texas, having been incorporated on September 18, 1996, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of WRI, a corporation organized and existing under the laws of the State of Texas;

     WHEREAS, each of the Partnership, U.S. Tire Recycling Corp., a Delaware corporation ("GP"), Newco and WRI have previously entered into that certain Asset Purchase Agreement dated as of September 30, 1996 (the "Old Asset Purchase Agreement") and have made certain representations, warranties and covenants thereunder;

     WHEREAS, each of the parties to the Old Asset Purchase Agreement and the parties to this Agreement have determined that it is advisable and in the best interests of the parties to effect the transactions described in this Agreement and not the transactions described in the Old Asset Purchase Agreement;

     WHEREAS, the Old Asset Purchase Agreement shall survive to the extent, and only to the extent, that the Old Asset Purchase Agreement is incorporated herein;

     WHEREAS, the respective Boards of Directors of WRI, Newco, Tirus and BG, and the boards of directors of the general partners of Venture #1 and Venture #2 (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective shareholders that (i) each of Tirus and BG merge with and into Newco pursuant to this Agreement and the applicable provisions of the laws of the States of New York, Delaware and Texas, and (ii) WRI purchase and assign to Newco certain of the assets of Venture #1 and Venture #2 pursuant to that certain Asset Purchase Agreement attached hereto as Annex VII (the "New Asset Purchase Agreement"), such transactions as described in (i) and (ii) sometimes being herein called the "Merger";


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

     WHEREAS, the Boards of Directors of WRI, Newco, Tirus and BG, and the boards of directors of the general partners of Venture #1 and Venture #2 have approved and adopted this Agreement and intend the transactions with respect to each of Tirus and BG to qualify as partially tax-free transfers of property under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       THE MERGER


1.1 Delivery and Filing of Certificate of Merger. Each of Newco, Tirus and BG will cause Articles of Merger with respect to the Merger (the "Articles of Merger") to be signed, verified and delivered to the Secretary of State of the State of Texas and, if required, a similar filing to be made with the relevant authorities in the States of Delaware and New York, on or before the Closing Date (as defined in Section 4).

1.2 Effective Time of the Merger. The "Effective Time of the Merger" shall be the date and time of the filing of the Articles of Merger with the Texas Secretary of State. At the Effective Time of the Merger, each of Tirus and BG shall be merged with and into Newco in accordance with this Agreement, the Articles of Merger and Texas, Delaware and New York law, the separate existence of each of Tirus and BG shall cease, and the corporate name of Newco shall be New U.S. Tire Recycling Corp. Newco shall be the surviving party in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation." The Merger will be effected in a single transaction.

 1.3 Articles of Incorporation, By-laws and Board of Directors of Surviving Corporation. At the Effective Time of the Merger:

     (a) The Articles of Incorporation of Newco then in effect shall become the Articles of Incorporation of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law;

     (b) The By-laws of Newco then in effect shall become the By-laws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such By- laws shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended;

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

     (c) The Board of Directors of the Surviving Corporation shall consist of the following persons:

                               Thomas L. Earnshaw
                                Crandall Connors
                                David Greenstein
                                 Jay I. Anderson
                               Martin B. Bernstein

The Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Texas and of the Certificate of Incorporation and By-laws of the Surviving Corporation.

     (d) The officers of the Surviving Corporation shall be the persons set forth on Schedule 1.3(d) hereto, each of such officers to serve, subject to the provisions of the Articles of Incorporation and By-laws of the Surviving Corporation and the terms of any employment agreement executed by any such officer, until such officer's successor is duly elected and qualified.

1.4 Certain Information With Respect to the Capital Stock of Tirus, BG, WRI and Newco. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of Tirus, BG, WRI and Newco as of the date of this Agreement are as follows:

     (a) As of the date of this Agreement, the authorized capital stock of Tirus consists of two hundred (200) shares of Common Stock, no par value per share (the "Tirus Stock"), of which one hundred (100) shares are issued and outstanding;

     (b) As of the date of this Agreement, the authorized capital stock of BG consists of two hundred (200) shares of Common Stock, no par value per share (the "BG Stock"), of which two hundred (200) shares are issued and outstanding;

     (c) As of September 30, 1996, the authorized capital stock of WRI consists of the outstanding shares of capital stock set forth on Schedule 4.4 to the Old Asset Purchase Agreement; and

     (d) As of the date of this Agreement, the authorized capital stock of Newco consists of ten thousand (10,000) shares of Common Stock, $.01 par value per share (the "Newco Stock"), of which one thousand (1,000) shares are issued and outstanding.

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

1.5 Effect of Merger. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the Texas Business Corporation Act (the "TBCA"). Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Tirus and of BG shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Tirus and of BG shall be merged with and into Newco, and Newco, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of Tirus and of BG shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to Tirus and to BG and Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Tirus, BG and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in Tirus, BG and Newco, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of Tirus and of BG and Newco and any claim existing, or action or proceeding pending, by or against Tirus, BG or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of Tirus and of BG or Newco shall be impaired by the Merger, and all debts, liabilities and duties of Tirus and of BG and Newco shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

1.6 Old Asset Purchase Agreement. Except as otherwise expressly incorporated herein, the Old Asset Agreement and the schedules and exhibits thereto shall be deemed superseded and of no force or effect upon the execution and closing of the transactions contemplated by this Agreement.

2.       CONVERSION OF STOCK


2.1 Manner of  Conversion.The manner of converting the shares of (a)Tirus Stock,
(b) BG Stock and (c) Newco Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into (i) shares of Common Stock, no par value per share, of WRI (the "WRI Stock"), and (ii) shares of Common Stock, $.01 par value per share, of the Surviving Corporation (the "Common Stock"), shall be as follows:

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

         As of the Effective Time of the Merger:

                  (a) All of the shares of Tirus Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (i) that number of shares of WRI Stock set forth on Annex II attached hereto and (ii) the right to receive the original principal amount of Convertible Subordinated Notes to be issued by WRI (the "Notes") set forth on Annex II attached hereto, such shares of WRI Stock and Notes to be distributed to the Shareholders as provided in Annex II hereto;

                  (b) All of the shares of BG Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (i) that number of shares of WRI Stock set forth on Annex II attached hereto and (ii) the right to receive the original principal amount of Notes set forth on Annex II attached hereto, such shares of WRI Stock and Notes to be distributed to the Shareholders as provided in Annex II hereto;

                  (c) All shares of Tirus Stock that are held by Tirus as treasury stock shall be cancelled and retired and no shares of WRI Stock or other consideration shall be delivered or paid in exchange therefor;

                  (d) All shares of BG Stock that are held by BG as treasury stock shall be cancelled and retired and no shares of WRI Stock or other consideration shall be delivered or paid in exchange therefor; and

                  (e) Each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of WRI, automatically be converted into one fully paid and non-assessable share of Common Stock that shall constitute all of the issued and outstanding shares of Common Stock immediately after the Effective Time of the Merger.

         All WRI Stock received by the Shareholders as of the Effective Time of the Merger shall, except as described in Section 12 hereof, have the same rights and attributes as all of the other shares of outstanding WRI Stock. All voting rights of such WRI Stock received by the Shareholders shall be fully exercisable by the Shareholders and the Shareholders shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, except as to the 7% Cumulative Preferred Stock of WRI, WRI shall have no class of capital stock issued and outstanding which, as a class, shall have any rights or preferences senior to the shares of WRI Stock received by the Shareholders, including, without limitation, any rights or preferences as to dividends or as to the assets of WRI upon liquidation or dissolution or as to voting rights.

2.2 Earnings Treatment. All earnings and cash flow of the Company for the period from October 1, 1996 (the "Effective Date") through the Effective Time of the Merger shall be for the benefit of Newco and conveyed to Newco at the Closing.

3.       DELIVERY OF SHARES

3.1  Delivery  Procedure.  As of the  Effective  Time of the  Merger  and at the
     Closing:

     (a) The Shareholders, as the holders of all outstanding certificates representing shares of Tirus Stock and BG Stock, shall, upon surrender of such certificates, be entitled to receive the number of shares of WRI Stock and the original principal amount of Notes calculated pursuant to Section 2 above; and

     (b) Until the certificates representing Tirus Stock and BG Stock have been surrendered by the Shareholders and replaced by the WRI Stock, the certificates for Tirus Stock and BG Stock shall, for all corporate purposes be deemed to evidence the ownership of the number of shares of WRI Stock and/or Notes that such Shareholders are entitled to receive as a result of the Merger, as set forth in Section 2 above and Annex II hereto, notwithstanding the number of shares of Tirus and BG such certificates represent.

4.       CLOSING

         Simultaneous with the Closing (as defined below) the transfer of certain assets of Venture #1 and Venture #2 to WRI pursuant to the New Asset Purchase Agreement shall occur. On the Closing Date, the parties shall take all actions necessary (i) to effect the Merger (including the filing with the appropriate state authorities of the Articles of Merger) and (ii) to effect the conversion and delivery of shares referred to in Section 3 hereof (hereinafter referred to as the "Closing"). The Closing shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 on a date agreed upon by the parties and all other closing conditions set forth herein have been satisfied or waived by the appropriate parties. The date on which the Closing shall occur shall be referred to as the "Closing Date." On the Closing Date, the Articles of Merger shall be filed with the Texas Secretary of State and the Delaware Secretary of State (and a copy thereof certified by the Texas Secretary of State filed with the New York Secretary of State as soon as practicable thereafter, together with all other documents required by applicable law), or if already filed shall become effective, and all transactions contemplated by this Agreement, including the conversion and delivery of shares of WRI Stock and the delivery of Notes equal to the aggregate portion of the consideration in such form that the Shareholders shall be entitled to receive pursuant to the Merger referred to in Sections 2 and 3 hereof, shall occur and be deemed to be completed.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

 (A) Representations and Warranties of the Company and the Shareholdersreholders


     Each of Tirus and the Tirus Shareholders, jointly and severally, represent and warrant that all of the following representations and warranties with respect to Tirus and its business and operations set forth in this Section 5(A) are true and correct at the date of this Agreement and shall be true and correct at the time of the Closing, and each of BG and the BG Shareholders, jointly and severally, represent and warrant that all of the following representations and warranties with respect to BG and its business and operations set forth in this
Section 5(A) are true and correct at the time of the Closing. Accordingly, unless the context clearly requires otherwise, references to the Company, the Shareholders and the Company Stock in this Section 5 and otherwise in this Agreement shall mean Tirus, the Tirus Shareholders and the Tirus Stock with respect to the representations, warranties, covenants and undertakings made by Tirus and the Tirus Shareholders, and shall mean BG, the BG Shareholders and the BG Stock with respect to the representations, warranties, covenants and undertakings made by BG and the BG Shareholders.

5.1 Authorization.This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of each such party, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought and (iii) rights to indemnification hereunder may be limited under applicable securities laws (the "Equitable Exceptions"). The Company has full corporate power, capacity and authority to execute this Agreement, the Articles of Merger (to the extent such entity is a party to the Merger) and all other agreements and documents contemplated hereby.

5.2 Organization, Existence and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified or licensed as a foreign corporation in each jurisdiction where the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes any such qualification or licensing necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of the Company (a "Material Adverse Effect"). Set forth on Schedule 5.2 is a list of the jurisdictions, if any, in which the Company is qualified or licensed to do business as a foreign corporation. True, complete and correct copies of the Certificate of Incorporation of the Company certified by the Secretary of State of the applicable state of incorporation as of the date not more than twenty (20) days prior to the Closing and of the By-laws of the Company are all attached hereto on Schedule 5.2 (the "Charter Documents"). Except as set forth on Schedule 5.2, the minute books containing records of the actions and meetings of the Board of Directors and the shareholders of the Company as heretofore made available to WRI, are correct and complete in all material respects.

5.3      Capital Stock of the Company.

     (a) The Company's authorized capital stock is as set forth in Section 1.4(a) or 1.4(b), as applicable. All of the Company Stock has been validly issued and is fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. Each of the Shareholders received the shares held thereby upon the Company's original issuance thereof following its incorporation and there have been no subsequent issuances by the Company of any shares of its capital stock. There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue any shares of capital stock or other securities or to purchase, redeem or otherwise acquire any shares of capital stock or other securities, or to pay any dividend or make any distribution in respect thereof, except as set forth on Schedule 5.3.

     (b) The Shareholders (i) own of record and beneficially (subject to the community property interest of any Shareholder's spouse) and have good and marketable title to all of the issued and outstanding shares of the Company Stock, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, rights or restrictions of any character whatsoever other than standard state and federal securities law private offering legends and restrictions (collectively, "Liens"), and (ii) have the right to vote the Company Stock on any matters as to which any shares of the Company Common Stock are entitled to be voted under the laws of the state of incorporation of the Company and the Company's Certificate of Incorporation and By-laws, free of any right of any other person.

5.4   Subsidiaries.  Except for the  interest of Tirus in Tirus LP and GP and of BG in the Partnership and GP, the Company does not presently own, of record or beneficially, or control directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the

Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

5.5     Financial Statements.


                  (a) The Company has previously furnished to WRI and Newco its financial statements as of December 31, 1995 and the related statements of operations, shareholders' equity and cash flows for the three (3) fiscal years then ended, together with management's statements of operations and shareholders' equity for the six-month period ended June 30, 1996 (the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of the Company as of the indicated dates and for the indicated periods.

                  (b) Except to the extent (and not in excess of the amounts) reflected in the Financial Statements or as disclosed on Schedule 5.5, the Company has no liabilities or obligations (including, without limitation, Taxes (as defined in Section 5.7) payable and deferred Taxes and interest accrued since June 30, 1996) required to be reflected in the Financial Statements (or the notes thereto) other than current liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 1995. The Company has also delivered to WRI on Schedule 5.5, in the case of those liabilities that are contingent, a reasonable estimate of the maximum amount that may be payable. For each such contingent liability, the Company has provided to WRI the following information:

          (i)  A  summary   description  of  the  liability  together  with  the
     following:

          (A) Copies of all relevant documentation relating thereto;

          (B) Amounts claimed and any other action or relief sought; and

          (C) Name of claimant and all other parties to the claim, suit or proceeding;

          (ii) The name of each court or agency before which such claim, suit or proceeding is pending;

          (iii) The date such claim, suit or proceeding was instituted; and

          (iv) A reasonable best estimate by the Company of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the Company's best estimate shall for purposes of this Agreement be deemed to be zero.


5.6 Permits and Intangibles. The Company holds all licenses, franchises, permits and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks trade names, patents, patent applications and copyrights owned or held by the Company, the absence of any of which would have a Material Adverse Effect. An accurate list and summary description is set forth on Schedule 5.6 hereto of all such licenses, franchises, permits and other governmental authorizations. The licenses, franchises, permits and other governmental authorizations listed on Schedule 5.6 are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in such permits, licenses, franchises and governmental authorizations and is not in violation of any of the foregoing except where such noncompliance or violation would not have a Material Adverse Effect. Except as specifically provided on Schedule 5.6, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such licenses, franchises, permits and governmental authorizations.

5.7     Tax Matters. Matters


                  (a) The Company has filed all income tax returns required to be filed by the Company and all returns of other Taxes (as defined below) required to be filed and has paid or provided for all Taxes shown to be due on such returns and to the best knowledge of the Shareholders and the Company, all such returns are accurate and correct in all respects. Except as set forth on Schedule 5.7, (i) no action or proceeding for the assessment or collection of any Taxes is pending against the Company, (ii) no deficiency, assessment or other formal claim for any Taxes has been asserted or made against the Company that has not been fully paid or finally settled; and (iii) no issue has been formally raised by any taxing authority in connection with an audit or examination of any return of Taxes. No Federal, state or foreign income tax returns of the Company have been examined, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Taxes that the Company has been required to collect or withhold through the date hereof have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. No Taxes will be assessed on or after the Closing Date against the Company for any tax period ending on or prior to the Closing Date, other than for Taxes disclosed on Schedule 5.7. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

               (b) The Company is not a party to any Tax allocation or sharing agreement.

               (c) To the best knowledge of the Shareholders and the Company, none of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. To the best knowledge of the Shareholders and the Company, the Company is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

                  (d) At the Closing Date, the Company will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Closing Date. For purposes of making this representation, amounts paid by the Company to pay reorganization expenses and all redemptions and distributions in anticipation of or as part of the plan of reorganization by the Company will be included as assets of the Company immediately prior to the Effective Time of the Merger.

               (e) At the Closing Date, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect WRI's acquisition or retention of ownership of more than eighty percent (80%) of the total combined voting power of all classes of the Company Stock and more than eighty percent (80%) of the total number of shares of each class of Company non-voting stock.

               (f) The  Company  is not an  investment  company  as  defined  in
          Section 368(a)(2)(F)(iii) and (iv) of the Code.

               (g) The fair market value of the assets of the Company exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

               (h) The Company is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

               (i) The liabilities of the Company to be assumed by Newco and the liabilities to which the transferred assets are subject were incurred by the Company in the ordinary course of its trade or business.

               (j) To the best knowledge of the Company and the Shareholders, the fair market value of the WRI stock and other consideration received by the Shareholders, will be approximately equal to the fair market value of the Company Stock surrendered in the Merger.

               (k) To the best knowledge of the Company and the Shareholders, there is no plan or intention by the Shareholders to sell, exchange, or otherwise dispose of any of the number of shares of WRI Stock received by such Shareholders in the Merger as of the Effective Time of the Merger that would reduce the Shareholders' ownership of WRI Stock in the aggregate to a number of shares having a value, as of the Effective Time of the Merger, of less than forty percent (40%) of the value of all of the formerly outstanding Company Stock as of the Effective Time of the Merger. For purposes of this representation, shares of the Company Stock exchanged for cash or other property and shares of the Company Stock exchanged for cash in lieu of fractional shares of WRI Stock will be treated as outstanding shares of the Company Stock on the date of the transaction. Moreover, shares of the Company Stock and shares of WRI stock held by the Shareholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the Closing Date will be considered in making this representation. In addition, there is no plan or intention by any Shareholders to sell, exchange or otherwise dispose of WRI Stock, if any, received by such Shareholders pursuant to Section 11.9.

               (l) The Company and the Shareholders will each pay their respective expenses, if any, incurred in connection with the Merger.

               (m) There is no intercorporate indebtedness existing between WRI and the Company or between Newco and the Company that was issued, acquired, or be settled at a discount.

               (n) None of the shares of WRI Stock received by the Shareholders in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to each of the Shareholders in his capacity as an employee, including but not limited to amounts paid pursuant to the Employment Agreement described in
          Section 8.4, will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

               (o) Each of BG and Tirus made a valid election under Section 1362(a) of the Code to be taxed in accordance with the provisions of Subchapter S of the Code for its initial tax year beginning October 31, 1991 and March 31, 1992, respectively, and ending December 31,
          1991 and December 31, 1992, respectively (the "S Election"). The Shareholders acknowledge that the Merger will terminate the Company's S Election pursuant to Section 1362(d)(2) of the Code. The Company has qualified as and has properly reported its operations as an S Corporation within the meaning of Subchapter S of the Code and the corresponding provisions of the laws of the state in which it is subject to tax, if any, since the inception of its corporate existence; since the effective date of the S Election (the "Effective Date") all tax years of the Company (other than the tax year to end with the termination of the Company's S Election in connection with the consummation of the transactions contemplated by this Agreement) have ended on December 31; since the Effective Date the Shareholders listed on the Form 2553 have been the only Shareholders of the Company, all such Shareholders have been United States citizens and no bankruptcy proceeding has been instituted by or directly involved any Shareholder; on each period commencing with the Effective Date and ending upon the Closing each Shareholder owned his or her shares of Company Stock as separate property; and the only class of stock that has been outstanding since the Effective Date is the Company Stock.

               (p) To the best knowledge of the Shareholders and the Company, the Company is not a consenting corporation within the meaning of
          Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company are subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

               (q) There are no accounting method changes of the Company that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

               (r) The Company does not have any liability for Taxes for any Person other than the Company (i) as a transferee or successor, (ii) by contract or (iii) otherwise.

5.8      Contracts.


               (a) Set forth on Schedule 5.8 is a list of all contracts, leases, arrangements and commitments (whether written or oral) to which the Company is a party or by which its assets or business are bound including, without limitation, contracts, agreements, arrangements or commitments that relate to (i) the employment of any person other than personnel employed at the pleasure of the Company in the ordinary course of its business at rates of compensation and on terms consistent with past practice; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property involving more than $20,000.00 or that is not terminable by the Company upon not more than sixty (60) days' notice without obligation on the part of the Company; (iv) the purchase, sale or lease of real property;
               (v) distribution, agency or construction; (vi) lease of real or personal property as lessor or lessee or sublessor or sublessee;
               (vii) lending or advancing of funds other than the extension of credit to trade purchasers in the ordinary course of the
               Company's business consistent with past practice; (viii) borrowing of funds or receipt of credit other than by the Company in the ordinary course of business consistent with past practice and except for trade payables in amounts and on terms consistent with past practice; (ix) incurring of any obligation or liability except for transactions engaged in by the Company in the ordinary course of its business consistent with past practice; (x) the sale of personal property or services under which payments due after the date of this Agreement exceed $20,000.00; and (xi) any matter or transaction not in the ordinary course of the business of the Company or that is inconsistent with the past business practice of the Company ("Contracts").

               (b) Except as set forth on Schedule 5.8, the Company is not in default in any material respect under any of the Contracts listed on
          Schedule 5.8, and such Contracts are legal, valid and binding obligations of the Company in accordance with their terms and, except to the extent reflected in Schedule 5.8, have not been amended; and, except as set forth on Schedule 5.8, no material defenses, offsets or counterclaims thereto have been asserted by any party thereto other than the Company nor has the Company waived any substantial rights thereunder.

5.9 No Violations. The execution, delivery and performance of this agreement and the other agreements and documents contemplated hereby by the Company and the Shareholders and the consummation of the transactions contemplated hereby will not (i) violate any provision of any Charter Document,
(ii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or the Shareholders or its or their respective properties or assets are bound, the result of which would constitute a Material Adverse Effect, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or, create any rights of termination, cancellation or acceleration in any person with respect to any Contract or any material license, franchise or permit of the Company or any other agreement, contract, indenture, mortgage or instrument to which the Company is a party or by which any of its properties or assets is bound, the result of which would constitute a Material Adverse Effect.

5.10 Consents. Except as set forth on Schedule 5.10, no consent, approval or other authorization of any governmental authority or under any Contract or, other agreement or commitment to which the Company or the Shareholders are parties or by which its or their respective assets are bound is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by the Company and the Shareholders or the consummation by the Company and the Shareholders of the transactions contemplated hereby.

5.11 Litigation and Related Matters. Set forth on Schedule 5.11 is a list of all actions, suits, proceedings, investigations or grievances pending against the Company or the Shareholders or, to the best knowledge of the Company and the Shareholders, threatened against the Company or the Shareholders, the business or any property or rights of the Company, at law or in equity, before or by any arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"), in each case relating to the Company or the transactions described herein or that could have a Material Adverse Effect. None of the actions, suits, proceedings or investigations listed on Schedule 5.11 either (i) results in or, if adversely determined, would have a Material Adverse Effect or (ii) affects or would, if adversely determined, affect the right or ability of the Company to carry on its business substantially as now conducted. Neither the Company nor the Shareholders is subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to the Company's business, operations or assets or its employees, nor in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees.

5.12 Compliance with Laws. The Company and the Shareholders are and have been in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a Material Adverse Effect.

5.13     Employee Benefit Plans. Any employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or any of its Group Members (as defined below) (collectively, the "Plans") is listed on Schedule 5.13, is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") and no event has occurred and no condition exists that could be expected to result in the revocation of any such determination. No event that constitutes a "reportable event" (within the meaning of Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any Plan. No Plan is subject to Title IV of ERISA, and neither the Company nor any Group Member has made any contributions to or participated in any "multiple employer plan" (within the meaning of the Code or

ERISA) or "multi-employerplan" (as defined in Section 4001(a)(3) of ERISA). Full payment has been made of all amounts that the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and all amounts properly accrued to date as liabilities of the Company that have not been paid have been properly recorded on the Financial Statements, and no Plan that is subject to
Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Company and, to the knowledge of the Company and the Shareholders, no other "disqualified person" or "party in interest"
(within the meaning of Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that could be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material claim, action, proceeding, or litigation has been made, commenced or, to the knowledge of the Company and the Shareholders, threatened with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. Neither the Company nor any Group Member has incurred any liability or taken any action, or has any knowledge of any action or event, that could cause it to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single employer plan" (within the meaning of Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), (iii) on account of unpaid contributions to any such multi-employer plan, or (iv) to provide health benefits or other non-pension benefits to retired or former employees, except as specifically required by Section 4980B(f) of the Code. Except as set forth on Schedule 5.13, (i) no current or former employee of the Company is entitled to severance pay, unemployment compensation or any similar payment, (ii) no compensation is due to any former employee and (iii) no payment is to be made to or on behalf of any person that would constitute a "parachute payment" (within the meaning of Section 280G of the Code), and neither the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby will (A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (B) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" (within the meaning of Section 280G of the Code). For purposes of this Agreement, "Group Member" shall mean any member of any "affiliated service group" as defined in Section 414(m) of the Code that includes the Company, any member of any "controlled group of corporations" as defined in Section 1563 of the Code that includes the Company or any member of any group of "trades or businesses under common control" as defined by Section 414(c) of the Code that includes the Company.

5.14 Insurance. Schedule 5.14 contains an accurate list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of, the Company. All such policies are in full force and effect and shall remain in full force and effect through the Closing Date and are adequate for the business engaged in by the Company. Neither the Company nor the Shareholders have received any notice of cancellation or non-renewal or of significant premium increases with respect to any such policy. Except as disclosed on Schedule 5.14, no claims pending made by or on behalf of the Company under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer thereof. All premiums due prior to the date of this Agreement and the Closing Date for periods prior to the date of this Agreement and the Closing Date with respect to such policies have been timely paid.

5.15 Officers and Directors. Set forth on Schedule 5.15 is a list of the current officers and directors of the Company.

5.16 Bank Accounts and Powers of Attorney. Schedule 5.16 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of the Company is identified on Schedule
5.16. Except as disclosed on such Schedule, the Company has not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

5.17    Absence of Certain  Changes or Events.  Except as set forth on Schedule
5.17 or as otherwise contemplated by this Agreement, since December 31, 1995, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether or not covered by insurance) other than ordinary wear and tear, (b) any event or circumstance that would have a Material Adverse Effect, (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) material to the Company, except transactions, commitments or agreements in the ordinary course of business consistent with past practice, (d) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the capital stock or other securities of the Company, any repurchase, redemption or other acquisition by the Company of any capital stock or other securities, or any agreement, arrangement or commitment by the Company to do so, (e) any increase that is material in the compensation payable or to become payable by the Company to its directors, officers, employee or agents or any increase in the rate or terms of any bonus, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers, employees or agents, except as set forth on Schedule 5.17 and except for regularly scheduled bonuses provided for in written employment agreements, (f) any sale, transfer or other disposition of, or the creation of any Lien upon, any part of the assets of the Company, tangible or intangible, except for sales of inventory and use of supplies and collections of accounts receivables in the ordinary course of business consistent with past practice, or any cancellation or forgiveness of any debts or claims by the Company, (g) any change in the relations of the Company with or loss of its customers or suppliers, or any loss of business or increase in the cost of inventory items or change in the terms offered to customers, that would have a Material Adverse Effect, or (h) any capital expenditure (including any capital leases) or commitment therefor by the Company in excess of $10,000.

         (B)Representations and Warranties of the Shareholders.


         Each Shareholder severally represents and warrants that the representations and warranties in this Section 5(B) as they apply to him or it are true and correct as of the date of this Agreement and at the time of the Closing.

5.18 Authority; Ownership. The Shareholder has the full legal right, power and authority to enter into this Agreement. The Shareholder owns beneficially (subject to any community property interest of a spouse) and of record the shares of the Company Stock set forth opposite such Shareholder's name on Annex I and such shares of the Company Stock, together with the other shares of the Company Stock set forth on Annex I, constitutes all of the outstanding shares of capital stock of the Company, and, except as set forth on Schedule 5.18 hereof, such shares of the Company Stock owned by the Shareholder are owned free and clear of all Liens other than standard state and federal securities laws private offering restrictions. The Shareholder has owned the Company Stock since the date set forth on Annex I.

5.19 Preemptive Rights. The Shareholder does not have, or hereby waives, any preemptive or other right to acquire shares of the Company Stock that the Shareholder has or may have had.

5.20 No Intention to Dispose of WRI Stock. Each Shareholder represents that there is no current plan or intention by such Shareholder to sell, exchange or otherwise dispose of any of the shares of WRI Stock received by such Shareholder in the Merger as of the Effective Time of the Merger or otherwise described in Annex II. For purposes of this representation, shares of the Company Stock exchanged for cash or other property and shares of the Company Stock exchanged for cash in lieu of fractional shares of WRI Stock will be treated as outstanding shares of the Company Stock on the date of the transaction. Moreover, shares of the Company Stock and shares of WRI Stock held by the Shareholder and otherwise sold, redeemed or disposed of prior to or subsequent to the Closing Date will be considered in making this representation. In addition, there is no plan or intention by any Shareholders to sell, exchange or otherwise dispose of WRI Stock, if any, received by such Shareholders pursuant to Section 11.9.

5.21 Validity of Obligations. This Agreement and any other agreements to which the Shareholder is a party pursuant to the provisions of this Agreement have each been duly executed and delivered and are the legal, valid and binding obligations of the Shareholder that is a party thereto, enforceable in accordance with their respective terms, subject to the Equitable Exceptions.

5.22 No Other Representations. Except to the extent set forth in this Agreement or expressly incorporated herein, neither the Company nor any Shareholder has made any representation or warranty whatsoever and hereby disclaims all liability or responsibility for any other representation or warranty made, communicated or furnished (orally or in writing) to WRI or Newco or their representatives (including without limitation, any opinion, information, projection or advice as may have been or may be provided to WRI or Newco or any of their affiliates by any partner, director, officer, employee, agent, consultant or representative of the Company or any Shareholder or any affiliate thereof).

6.       REPRESENTATIONS AND WARRANTIES OF GP AND THE PARTNERSHIP

         The Partnership confirms the truth and accuracy of the representations and warranties made by it in the Old Asset Purchase Agreement and the Company, on behalf of GP, confirms the truth and accuracy of the representations and warranties made by GP in the Old Asset Purchase Agreement; provided, however, that the differences in the transactions contemplated to be effected pursuant to the Old Asset Purchase Agreement and the transactions to be effected pursuant to this Agreement shall not be deemed to affect the truth and accuracy of such representations and warranties.

7.       REPRESENTATIONS OF WRI AND NEWCO

         WRI and Newco, jointly and severally, represent and warrant that all of the following representations and warranties in this Section 7 are true and correct at the date of this Agreement and shall be true and correct at the time of the Closing.

7.1 Due Organization. Each of WRI and Newco is duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on its business, operations, affairs, properties, assets or condition (financial or otherwise). Newco is qualified to carry on its business in the State of North Carolina.

7.2 WRI Stock. The WRI Stock to be delivered to the Shareholders at the Closing Date shall constitute valid and legally issued shares of WRI, fully paid and nonassessable, and except as set forth in this Agreement, (a) will be owned free and clear of all Liens created by WRI or Newco, and (b) except for the fact that the shares of WRI Stock will not be registered under the Securities Act of 1933, as amended (the "1933 Act") at the Closing, will be legally equivalent in all respects to the WRI Stock issued and outstanding as of the date hereof. Upon delivery of the shares of WRI Stock to the Shareholders at the Closing the Shareholders shall have good and marketable title to such shares.

7.3 Validity of Obligations. The execution and delivery of this Agreement, the Notes and the New Asset Purchase Agreement and any other agreements annexed hereto to which WRI or Newco is a party and the performance by each of WRI and Newco of the transactions contemplated herein or therein have been duly and validly authorized by the respective Boards of Directors of WRI and Newco, and this Agreement, the Notes, the New Asset Purchase Agreement and such other agreements have each been duly and validly authorized by all necessary corporate action, duly executed and delivered and are the legal, valid and binding obligations of each of WRI and Newco to the extent that it is a party thereto, enforceable against such party thereto in accordance with their respective terms subject to the Equitable Exceptions.

7.4 Corporate Power and Authority. The execution, delivery and performance of this Agreement by WRI and Newco, and all other agreements by and among the parties, and the consummation by WRI and Newco of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action and no further action or approval is required in order to permit WRI and Newco to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other agreements by and among the parties, when executed and delivered in accordance with the terms thereof, will constitute (assuming due execution and delivery by the other parties hereto) the legal, valid and binding obligations of WRI and Newco, enforceable in accordance with their terms, subject to the Equitable Exceptions. Each of WRI and Newco has full power, authority and legal right to enter into this Agreement and all other agreements by and among the parties and to consummate the transactions contemplated hereby and thereby. The making and performance of this Agreement, and all other agreements by and among the parties, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (i) conflict with the Articles of Incorporation or the Bylaws of WRI and Newco (collectively, "WRI's Charter Documents"), (ii) result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any asset of WRI or Newco under, or create any rights of termination, cancellation or acceleration in any person under, any Contract, or violate any order, writ, injunction or decree, to which WRI or Newco is a party or by which WRI or Newco or its assets, business or operations may be bound or affected or under which WRI or Newco or its assets, business or operations receive benefits, (iii) result in the loss or adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by WRI or Newco the loss or adverse modification of which would be reasonably likely to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of WRI or Newco taken as a whole (a "WRI Material Adverse Effect"), or (iv) result in the violation of any provisions of law applicable to WRI or Newco, the violation of which could have a WRI Material Adverse Effect.

7.5 No Conflicts. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by WRI and Newco and the consummation of the transactions contemplated hereby will not (i) violate any provision of any WRI Charter Document, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which WRI or Newco or its or their respective properties or assets are bound, the result of which would constitute a WRI Material Adverse Effect, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any encumbrance upon, or, create any rights of termination, cancellation or acceleration in any person with respect to any Contract or any material license, franchise or permit of WRI or any other agreement, contract, indenture, mortgage or instrument to which WRI is a party or by which any of its properties or assets is bound, the result of which would constitute a Material Adverse Effect.

7.6 Capitalization of WRI and Ownership of WRI Stock. The authorized and outstanding capital stock of WRI and Newco is as set forth in Sections 1.4(c) and 1.4(d) respectively. All issued and outstanding shares of WRI stock are duly authorized, validly issued, fully paid and nonassessable. There are no obligations of WRI to repurchase, redeem or otherwise acquire any shares of WRI capital stock. Except as set forth on Schedule 7.6, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which WRI is a party or by which it is bound obligating WRI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of WRI or obligating WRI to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. All of the shares of WRI Stock to be issued to the Shareholders in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable. The shares of WRI Stock to be delivered pursuant to the transactions contemplated under this Agreement at the Closing shall constitute 21.5% of the outstanding Common Stock of WRI on a fully diluted basis, as determined in accordance with Schedule 4.4 of the Old Asset Purchase Agreement, and assuming exercise of all outstanding options, warrants, rights, calls, commitments or agreements relating to the capital stock of WRI.

7.7 Transactions in Capital Stock. There has been no transaction or action taken with respect to the equity ownership of WRI or Newco in contemplation of the transactions described in this Agreement that would prevent WRI from accounting for such transactions on a reorganization accounting basis.

7.8 Conformity with Law and Litigation. Neither WRI nor Newco is in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them that would have a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise) of WRI taken as a whole (an "WRI Material Adverse Effect"). Except as set forth on Schedule 7.8, there are no claims, actions, suits or proceedings, pending or, to the knowledge of WRI or Newco, threatened, against or affecting WRI or Newco, at law or in equity, or before or by any Agency having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. WRI has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing that would have an WRI Material Adverse Effect.

7.9 No Violations. Copies of the Articles of Incorporation and the By-laws of WRI and Newco (the "WRI Charter Documents") have been previously provided to the Company; neither WRI nor Newco is (a) in violation of any WRI Charter Document or (b) in default, under any material lease, instrument, agreement, license, permit to which it is a party or by which its properties are bound (the "WRI Material Documents"); and, (i) the rights and benefits of WRI under the WRI Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the WRI Material Documents or the WRI Charter Documents.

7.10       Taxes.

                  (a) Prior to the Merger, WRI will own all of the outstanding stock of Newco. At all times prior to the Merger, no person other than WRI has owned, or will own, any of the outstanding stock of Newco.

                  (b) The fair market value of the WRI Stock and other consideration received by the Shareholders will be approximately equal to the aggregate fair market value of the Company Stock surrendered in the merger.

               (c) (i) Newco was formed by WRI solely for the purpose of engaging in the transaction contemplated by the Agreement.

                           (ii) There  were not as of the date of the  Agreement
                  and there will not be at the Closing Date, any outstanding or authorized options, warrants, convertible securities, calls, rights, commitments or any other agreements of any character which Newco is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible, into, exchangeable for, evidencing the right to subscribe for or acquire, any shares of its capital stock.

                           (iii) As of the date of this Agreement and the Closing Date, except for obligations or liabilities incurred in connection with (A) its incorporation or organization and
                  (B) the transactions contemplated thereby and in the Agreement, Newco has not and will not have incurred, directly or indirectly through any subsidiary, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreement or arrangements with any person or entity.

                           (iv) Prior to the Closing Date, Newco did not own any
                  asset other than an amount of cash necessary to incorporate Newco and to pay the expenses of the Merger attributable to Newco and such assets as were necessary to perform its obligations under this Agreement.

                           (v) WRI has no plan or intention to cause the Surviving Corporation to issue additional shares of its stock that would result in WRI losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

                  (d) WRI has no plan or intention to reacquire any of its stock issued in the Merger.

                  (e) WRI has no plan or intention to liquidate Newco or merge Newco with or into another corporation (other than as described in this Agreement); sell or otherwise dispose of the stock of Newco; or cause Newco or any of its subsidiaries to sell or otherwise dispose of any of its assets or of any of the assets acquired from the Company, other than as contemplated by this Agreement, directly or indirectly, except for (i) dispositions made in the ordinary course of business, (ii) transfers of assets to a corporation all of whose outstanding stock is owned directly by Newco or (iii) transfers of assets by direct or indirect wholly-owned subsidiaries of Newco to other direct or indirect wholly-owned subsidiaries of Newco.

                  (f) Assuming the accuracy of the  representation  contained in
         Section 5.7(i) hereof, any liabilities of the Company assumed by Newco and any liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of business.

               (g) WRI and Newco will each pay their respective expenses, if any, incurred in connection with the Merger.

               (h) There is no intercorporate indebtedness existing between WRI and the Company or between Newco and the Company that was issued, acquired, or to be settled, in each event at a discount.

               (i) Neither WRI nor Newco is an investment  company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

               (j) None of the shares of WRI Stock received by the Shareholders in the Merger will be separate consideration for, or allocable to, any employment agreement.

               (k) The proposed Merger is effected through the laws of the United States, or a State or the District of Columbia.

               (l) The proposed Merger is being undertaken for reasons germane to the business of the Company.

               (m)  Assuming  the  accuracy of the  representation  contained in
          Section 5.7(d) hereof, WRI has no plan or intention to cause the Surviving Corporation immediately after the Closing Date to hold less than ninety percent (90%) of the fair market value of its net assets and seventy percent (70%) of the fair market value of the gross assets of the Company immediately prior to the Closing Date, with such amount determined based on the same methodology described in Section 5.7(d).

               (n) No stock of Newco will be issued in the transaction.

               (o) Following the Merger, Newco will continue the historic business of the Company or will use a substantial portion of the Company's business assets in a business.

               (p) Newco is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

7.11 Consents. No consent, approval, authorization or order of any court, Agency or any other person is required in order to permit WRI or Newco to consummate the transactions contemplated by this Agreement.

7.12 Confirmation of Representations and Warranties in Old Asset Purchase Agreement. Each of WRI and Newco does hereby confirm the truth and accuracy of the representations and warranties made by it in the Old Asset Purchase Agreement and agree that such representations and warranties shall be deemed to have been made to the parties hereto, whether or not parties to the Old Asset Purchase Agreement; provided, however, that the differences in the transactions contemplated to be effected pursuant to the Old Asset Purchase Agreement and in the transactions to be effected pursuant to this Agreement shall not be deemed to affect the truth and accuracy of such representations and warranties.

7.13 No Other Representations. Except to the extent set forth in this Agreement or expressly incorporated herein, WRI and Newco have made no representation or warranty whatsoever to the Company or the Shareholders and the other parties hereto and hereby disclaim all liability or responsibility for any other representation or warranty made, communicated or furnished (orally or in writing) to the Company and the Shareholders and any other parties hereto or their representatives (including without limitation, any opinion, information, projection or advice as may have been or may be provided to the Company and the Shareholders and the other parties hereto or any of their affiliates by any director, officer, employee, agent, consultant or representative of WRI or Newco or any affiliate thereof).

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS AND THE COMPANY

         The obligations of the Shareholders and of the Company, the Partnership, Tirus LP, Venture #1 and Venture #2 with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except that no such waiver shall be deemed to affect the survival of the representations and warranties of WRI and Newco contained in Section 7 hereof.

8.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of WRI and Newco contained in this Agreement shall be true and correct as of the Closing Date as though such representations and warranties had been made as of that time; and each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by WRI and Newco on or before the Closing Date shall have been duly complied with and performed.

8.2 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to each of the Company and the Shareholders, the Partnership, GP, Tirus LP, Venture #1 and Venture #2 and their respective counsel.

8.3      No  Litigation.  No  action or  proceeding  before a court or any other
Agency shall have been instituted or threatened to restrain or prohibit the merger of Newco with the Company and no Agency shall have taken any other action or made any request of the Company as a result of which the management of the Company reasonably deems it inadvisable to proceed with the transactions hereunder.

8.4 Employment Agreement. WRI shall have executed and delivered to Mr. David Greenstein the Employment Agreement in substantially the form attached hereto as Annex V to the Asset Purchase Agreement (the "Employment Agreement").

8.5 Consents and Approvals. All necessary consents of and filings with any Agency or any third party relating to the consummation of the transactions contemplated herein shall have been obtained and made.

8.6 Good Standing Certificates. WRI and Newco each shall have delivered to the Company a certificate, dated as of a date not more than fifteen (15) days prior to the Closing Date, duly issued by the Texas Secretary of State and in each state in which Newco is authorized to do business, showing that each of WRI and Newco is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for WRI and Newco, respectively, for all periods prior to the Closing have been filed and paid.

8.7 New Asset Purchase Agreement. WRI shall have executed and delivered to GP, Venture #1 and Venture #2 the New Asset Purchase Agreement in substantially the form annexed hereto as Annex VI.

8.8 Pledge Agreement and Mortgage. WRI and Newco shall have executed and delivered to the Company and the Shareholders the pledge agreement in substantially the form annexed hereto as Annex VIII (the "Pledge Agreement") and the mortgage in substantially the form annexed hereto as Annex IX (the "Mortgage").

8.9 Non-Recourse Secured Guaranty. The Partnership shall have executed and delivered to the Shareholders the Non-Recourse Secured Guaranty in substantially the form annexed hereto as Annex X.

8.10 No Material Adverse Change. No event or circumstance shall have occurred that would constitute an WRI Material Adverse Effect.

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

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF WRI AND NEWCO

         The obligations of WRI and Newco with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the Company and the Shareholders in Section 5 hereof or of GP and the Partnership in Section 6 hereof.

9.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of the Shareholders and the Company, GP and the Partnership contained in this Agreement shall be true and correct as of the Closing Date as though such representations and warranties had been made as of that time; and each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Shareholders and the Company, GP and the Partnership on or before the Closing Date shall have been duly complied with and performed.

9.2 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to each of WRI and Newco and their counsel.

9.3      No  Litigation.  No  action or  proceeding  before a court or any other
Agency shall have been instituted or threatened to restrain or prohibit the merger of the Company with and into Newco and no Agency shall have taken any other action or made any request of WRI as a result of which the management of WRI or Newco reasonably deems it inadvisable to proceed with the transactions hereunder.

9.4 Insurance. WRI shall be named as an additional named insured on all of the insurance policies of the Company.

9.5 Shareholder Releases. Each of the Shareholders shall have delivered to WRI immediately prior to the Closing Date an instrument dated the Closing Date in substantially the form of Annex VII releasing the Company from any and all claims of the Shareholder against the Company and obligations of the Company to the Shareholder.

9.6 Termination of Related Party Agreements. All existing agreements between the Company and the Shareholders or business or personal affiliates of the Company or the Shareholders and all existing bonus and incentive plans and arrangements of the Company shall have been cancelled or terminated.

9.7 Employment Agreement. Mr. David Greenstein shall have executed and delivered to WRI and Newco the Employment Agreement.

9.8 Pledge Agreement and Mortgage. WRI and Newco shall have executed and delivered to the Shareholders the Pledge Agreement and the Mortgage.

9.9 Due Diligence Investigation. The due diligence investigation of each of the Company, the Partnership, GP, Tirus LP, Venture #1 and Venture #2 and its business, operations, properties and assets by WRI and Newco shall have been completed and the results thereof shall have been reasonably satisfactory in all respects to each of WRI and Newco.

9.10 Good Standing Certificates. The Company shall have delivered to WRI certificates, dated as of a date not more than fifteen (15) days prior to the Closing Date, duly issued by the appropriate governmental authorities showing that the Company is in good standing and authorized to do business in all jurisdictions in which it does business and that all state franchise taxes thereof for all periods prior to the Closing have been paid.

9.11 Conditions in Old Asset Purchase Agreement. The conditions set forth in Sections 7.4 (No Casualty Losses), 7.10 (Title Insurance) and 7.11 (Proprietary Information Provided at Closing) of the Old Asset Purchase Agreement shall have been satisfied or waived.

9.12 Guaranties. WRI and Newco shall have received executed guaranties in the form annexed hereto as Annex XI (the "Guaranties") from each of Martin B. Bernstein, Jay I. Anderson, Andrew Bodner and David Greenstein.

9.13 Escrow Agreement. The Shareholders and GP shall have executed and delivered to WRI and Newco the Escrow Agreement with U.S. Trust Company of Texas N.A. as escrow agent (the "Escrow Agent") in substantially the form annexed hereto as Annex XII (the "Escrow Agreement").

9.14 No Material Adverse Effect. No event or circumstance shall have occurred that would constitute a Material Adverse Effect.

10.      COVENANTS OF THE PARTIES

10.1     Covenants in Old Asset Purchase Agreement.

                  (a)  Each of WRI and  Newco  covenants  and  agrees  with  the
         Shareholders, Venture #1 and Venture #2 that it will effect the undertakings set forth in Sections 6.3 (Board of Directors of WRI), 6.4 (Operating Committee), 6.5 (Board of Directors of Buyer), 6.7 (Registration of WRI Stock), 6.8 (Issuance of Preferred Stock) (with any issuance of the WRI Stock pursuant to Section 6.7 to be made in the proportions in which the $1,850,000 original principal amount of the Notes are issued as set forth on Annex II hereto), 6.10 (Access to Books and Records), and 6.11 (Convertible Subordinated Debentures) of the Old Asset Purchase Agreement pursuant to the direction of the Shareholders (and with respect to Section 6.7, Venture #1 and Venture #2), all of which such parties shall be deemed to be the "Seller" as set forth in the foregoing sections. Until the Notes have been paid in full or otherwise retired, WRI shall remain the sole shareholder of the Surviving Corporation. WRI and Newco covenant and agree with the Shareholders, Venture #1 and Venture #2 that for a period of three (3) years from the Closing, Newco will cause the Partnership to (i) maintain insurance with reputable insurers with substantially the same coverage limits and deductibles as existing on the date of the Closing and (ii) name the Shareholders, Venture #1 and Venture #2 as additional insureds on such policies and provide appropriate waivers of subrogation (with any costs incurred in connection with the actions set forth in clause (ii) to be paid by the Shareholders, Venture #1 and Venture #2).

               (b) Each of the Shareholders covenants and agrees with WRI and Newco that it will effect the undertakings set forth in Sections 5.5 (Bonds and Letters of Credit) and 5.6 (Operating Plan) of the Old Asset Purchase Agreement pursuant to the direction of WRI and Newco, who shall be deemed to be the "Buyer" as set forth in the foregoing sections.

10.2 Preservation of Tax and Accounting Treatment.After the Closing Date,WRI shall not and shall not permit any of the WRI Subsidiaries to undertake any act that would jeopardize the tax-free status of the reorganization of the Company, including

               (a) The retirement or reacquisition,  directly or indirectly,  of
          all  or  part  of  the  WRI  Stock  issued  in  connection   with  the
          transactions contemplated hereby;

               (b) The entering into of financial arrangements for the benefit of the Shareholders in their capacities as such;

               (c) The disposition of any material part of the assets of the Company within the two (2) years following the Closing Date except in the ordinary course of business or to eliminate duplicate services or excess capacity;

               (d) The  discontinuance  of the historic business of the Company;
          and

               (e) The issuance of additional shares of Newco stock that would result in WRI losing control of Newco within the meaning of Section 368(c) of the Code.

Notwithstanding any indication in this Agreement to the contrary, WRI and the Surviving Corporation may take any and all actions necessary to achieve a liquidation and dissolution of Tirus LP.

 10.3 Subordination of Notes. Newco does hereby covenant and agree that the indebtedness evidenced by the Notes and any extensions or renewals thereof shall at all times and in all respects be subordinate to all indebtedness of the Surviving Corporation for money borrowed whenever created, assumed, incurred or guaranteed under (i) that certain mortgage securing the payment of that certain promissory note dated August 20, 1991 in the original principal amount of $1,000,000.00 made by the Partnership in favor of Freddie F. Ensminger, Inc.,
(ii) such other bank or unaffiliated financial institution financing that together with the indebtedness under the above-described mortgage does not exceed $1,000,000.00 from time to time and (iii) terms expressly approved by the Board of Directors of Newco (herein called "Senior Debt"). Except with respect to the Senior Debt, the obligations of WRI and the Surviving Corporation under the Notes are, and the Surviving Corporation hereby covenants that it will take all action necessary to ensure that the obligations hereunder shall continue to be, senior to all other obligations of the Surviving Corporation, until the Notes are repaid in full. Newco covenants that, except for the Senior Debt, until the Notes are paid in full, it will not create or permit the creation of any liens, claims or encumbrances with respect to any of its assets.

10.4     Preparation and Filing of Tax Returns.

                  (a) The Shareholders shall prepare all Tax returns for all taxable periods ending on or prior to the Closing Date, including without limitation all Tax returns for the S Short Year. Such Tax returns shall be prepared on a basis consistent with past practice. WRI and the Surviving Corporation shall be responsible for the payment of all amounts (other than income Taxes) due on such Tax returns to the extent they were reserved for on the Financial Statements. WRI and the Surviving Corporation shall cooperate with the Shareholders in the filing of such Tax returns. WRI and the Surviving Corporation shall be responsible for the preparation of all Tax returns for all taxable periods ending after the Closing Date, including without limitation all Tax returns for the C Short Year. WRI and the Surviving Corporation shall be responsible for the payment of all amounts due on such Tax returns. The Shareholders shall cooperate in the preparation of such Tax returns.

                  (b) The Shareholders shall have responsibility for the conduct of any audit of any taxable period ending on or prior to the Closing Date; provided, however, that in the event that the Shareholders receive notice of a claim from the Internal Revenue Service or any other taxing authority the Shareholders shall promptly, but in any event within five (5) business days, notify WRI and Newco of such claim and of any action taken or proposed to be taken. In the event WRI and Newco wish to participate in such audit they may do so at their own cost and expense.

                  (c) Each of the Company, Newco, WRI and the Shareholders shall comply with the tax reporting requirements of Section 1.368-3 of the Treasury Regulations promulgated under the Code, and shall treat the transaction as a tax-free reorganization under Section 368(a) of the Code unless otherwise required by law. Each of the foregoing shall report the value of the shares of WRI Stock received in the Merger in a manner consistent with the other parties to this Agreement.

10.5     Covenants of the Company Concerning Termination of S Election.

               (a) Definitions. The following terms, as used herein, have the following meanings when used hereinafter:

     "C  Corporation  Period"  means the period  commencing on the S Termination
     Date.

     "C Short Year" means that portion of the S Termination Year of the Company as defined in Section 1362(e)(1)(B) of the Code.

     "S Corporation Period" means, as to the Company the period commencing on the effective date of its S election and ending on the date immediately preceding the S Termination Date.

     "S Corporation Taxable Income" means the taxable income of the Company from all sources during the s corporation Period.

     "S Short Year" means that portion of the S Termination Year of the Company as defined in Section 1362(e)(1)(A) of the Code.

     "S Termination Date" means the date on which the S corporation status of the Company is terminated pursuant to Section 1362(d)(2) of the Code.

     "S Termination Year" has the meaning set forth in Section 1362(e)(4) of the Code.

               (b) Termination of S Election; S Termination Year

               (i) Effective Date. The S Termination Date shall be on the date of the Effective Time of the Merger.

               (ii) S Termination Year. The fiscal year in which the S corporation status of the Company is terminated will be an S Termination Year with respect to the Company for federal income tax purposes, as defined in Section 1362(e)(4) of the Code.

               (iii) S Short Year. Pursuant to Section 1362(e)(1)(A) of the Code, the S Termination Year of the Company shall be divided into two short taxable years: an S Short Year and a C Short Year. As defined in Section 1362(e)(1)(A) of the Code, the S Short Year of the Company shall be that portion of its S Termination Year beginning on the initial day of its fiscal year and ending on the day immediately preceding the S Termination Date. For federal income tax purposes, the Company will be treated as an S corporation during its S Short Year.

               (iv) C Short Year. Pursuant to Section 1362(e)(1)(B) of the Code, the portion of the S Termination Year beginning on the S Termination Date and ending on the last day of the fiscal year, shall be the C Short Year of the Company. For federal income tax purposes, the Company will be taxed as a C corporation during the C Short Year.

                  (c)      Allocation of Income

                    (i) Allocation Election. Tax items shall be allocated to the
               S Short Year and the C Short Year pursuant to normal tax accounting rules (that is, the "closing of the books method") rather than by the pro rata allocation method contained in
               Section 1362(e)(2) of the Code.

                    (ii) Filing of Tax Returns. In respect to the foregoing allocation, the Company shall cause to be prepared, at its expense, and shall timely file all tax returns required by federal, state and local law and, when appropriate, shall allocate the tax items to the S Short Year and the C Short Year pursuant to normal tax accounting rules (that is, the "closing of the books method") rather than the pro rata allocation method contained in Section 1362(e)(2) of the Code.

                    (iii) The Shareholders and the Surviving Corporation shall cooperate fully and consult with each other concerning the allocation of tax items between the S Short Year and the C Short Year. In the event the Shareholders and the Surviving Corporation are unable to reach agreement concerning the allocation of tax items between the S Short Year and the C Short Year, the proper allocation shall be determined by one of the accounting firms (commonly referred to within the United States as the "big six") that is acceptable to the Surviving Corporation and the Shareholders.

                  (d)      Taxes

                    (i) Liability for Taxes Incurred During S Corporation Years Including S Short Year. The Shareholders shall pay (and shall indemnify, defend and hold harmless the Surviving Corporation from and against liability with respect to) any and all Taxes that are imposed on the Shareholders or the Company and attributable to the taxable income of the Company, including but not limited to, any taxable income of the Company recognized as a result of the Merger of the Company into Newco (but for reasons other than the failure of the Merger to qualify as a tax-free reorganization because of the breach of a representation, warranty or covenant by WRI or Newco) for all taxable periods (or that portion of any period including the S Short Year) during which the Company was an S corporation. The Shareholders shall pay any and all Taxes that are imposed on the Shareholders or the Company as a result of the Company's S election being treated as invalid or ineffective for any reason or such election being revoked or terminated prior to the S Termination Date.

     (ii) Liability for Taxes Incurred During C Corporation Years Including C Short Year. The Surviving Corporation shall pay or cause to be paid (and shall indemnify, defend and hold harmless the Shareholders from and against liability with respect to) any and all Taxes attributable to the taxable income of the Surviving Corporation for the C Corporation Period. In no event will the Surviving Corporation be required to pay any Taxes that are imposed upon the Company as a result of the Merger of the Company into Newco (but for reasons other than the failure of the Merger to qualify as a tax-free reorganization because of the breach of a representation, warranty or covenant by WRI or Newco).

                  (e) If any Shareholder receives notice of an intention by a taxing authority to audit any return of such Shareholder that includes any item of income, gain, deduction, loss or credit reported by the Company with respect to the S Corporation Period that such Shareholder has reason to believe may affect the Surviving Corporation's tax returns during the C Corporation Period, the Shareholder shall inform the Surviving Corporation, in writing, of the audit promptly after receipt of such notice. If any Shareholder receives notice from a taxing authority of any proposed adjustment for which the Surviving Corporation may be required to indemnify hereunder (a "Proposed Adjustment"), such Shareholder shall give notice to the Surviving Corporation of the Proposed Adjustment promptly after receipt of such notice from a taxing authority.

                  (f) If the Surviving Corporation receives notice of an intention by a taxing authority to audit any return of the Surviving Corporation that includes any item of income, gain, deduction, loss or credit reported by the Surviving Corporation with respect to the period after the Merger during which the Surviving Corporation is a C corporation that the Surviving Corporation has reason to believe may affect such Shareholder's tax returns during the S Corporation Period, the Surviving Corporation shall inform such Shareholder in writing, of the audit promptly after receipt of such notice. If the Surviving Corporation receives notice from a taxing authority of any proposed adjustment for which such Shareholder may be required to indemnify the Surviving Corporation hereunder (a "Surviving Corporation Proposed Adjustment"), the Surviving Corporation shall give notice to the Shareholders of the Surviving Corporation Proposed Adjustment promptly after receipt of such notice from a taxing authority.

                  (g) The Surviving Corporation and the Shareholders shall cooperate fully with each other in all matters relating to Taxes and in the determination of amounts payable hereunder. In the case of disagreement as to the course of action to be pursued in dealing with taxing authorities (including, without limitation, matters with respect to preparation and filing of tax returns, conduct of audits, and proceedings in courts), the decision of the party (the Surviving Corporation, on the one hand, or the Shareholders, on the other hand) who will economically benefit from or be burdened by the course of action (or in the case both parties benefit and/or are burdened, the decision of the party with the greatest benefit or burden) shall control.

                  (h) The Shareholders shall be entitled to all refunds of income Taxes for the S Short Year and other tax periods ending before the Closing Date. WRI and Newco shall be entitled to all refunds of income Taxes for the C Short Year and other tax periods ending after the Closing Date. The Shareholders and WRI and Newco shall cooperate in obtaining any refund of income Taxes available from the relevant taxing authority.

10.6       Post-Closing Adjustments.ustments

                  (a) As soon as practicable following the Closing and in any event within fifty (50) days following the Closing the Surviving Corporation and the Shareholders shall prepare a balance sheet of the Partnership as of the Closing and giving effect to the transactions described herein (the "Closing Date Balance Sheet"). Such Closing Date Balance Sheet shall set forth the amount in the working capital accounts conveyed to Newco (through its ownership of the Partnership) pursuant to the transactions herein at the Closing determined in accordance with generally accepted accounting principles consistently applied except as expressly described below ($150,000.00 of which shall be hereinafter referred to as the "Cash Amount") and the amount by which the current assets (including the Cash Amount) of the Partnership exceed the current liabilities of the Partnership (other than the current portion of long term debt and capital leases, each as scheduled under the Old Asset Purchase Agreement) (the "Net Asset Amount"). Such Cash Amount and the Net Asset Amount shall be evidenced by a promissory note of WRI in the stated principal amount of the sum of (i) $150,000.00 and (ii) the Net Asset Amount. The promissory note shall provide for payment to the Shareholders (ratably based upon the shares of WRI Stock received at the Closing) of an amount equal to the Net Asset Amount without interest within sixty (60) days following the Closing or ten (10) business days following the preparation of the Closing Date Balance Sheet, whichever is later. The promissory note shall also provide for payment to the Shareholders without interest on March 31, 1998 (ratably based upon the shares of WRI Stock received at the Closing) of an amount equal to the Cash Amount (A) plus accounts receivable collected by or on behalf of the Partnership by March 31, 1998 that were not reflected on the Closing Date Balance Sheet and (B) less accounts receivable not collected by March 31, 1998 that were reflected on the Closing Date Balance Sheet. The determination whether an account receivable has been collected for purposes of clause (B) of this Section 10.6(a) shall be made based on the assumption that all amounts received from a receivable co-party from and after the date of the Closing Date Balance Sheet shall be applied first to reduce the related receivable existing on the date of the Closing Date Balance Sheet until such receivable has been reduced to zero.

                  (b) Immediately following the Merger, the Partnership shall have the Cash Amount (as defined in Section 10.6(a)) of not less than $150,000.00 and a Net Asset Amount (as defined in Section 10.6(a) hereof) of not less than $150,000.00. The determination of the existence and amount of the Cash Amount and the Net Asset Amount shall be made in accordance with Section 10.6(a) hereof.

11.      INDEMNIFICATION

         The Shareholders, WRI and Newco each make the following covenants that are applicable to them, respectively.

11.1    WRI Losses.

                 (a) Each of the Shareholders, jointly and severally, agrees to indemnify and hold harmless WRI, Newco and the Surviving Corporation, and their respective directors, officers, employees, representatives, agents and attorneys from, against, for and in respect of any and all WRI Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of
(i) any representation or warranty made by the Company or the Shareholders pursuant to this Agreement (including, without limitation, the representations and warranties contained in any certificate delivered pursuant hereto) being untrue or incorrect in any material respect (other than Section 3.13 (Environmental Laws and Regulations) of the Old Asset Purchase Agreement, which shall be subject to Section 11.2 hereof); (ii) the items described in Schedule
5.11 hereof except in any instance and to the extent WRI Losses result from the negligence or misconduct of WRI, Newco or the Surviving Corporation; (iii) any failure by such party to observe or perform its or his covenants and agreements set forth in this Agreement or in any other agreement executed by it or him expressly pursuant to this Agreement; (iv) any liability for warranties or defective products arising from sales of goods manufactured or sold or services provided by the Company or the Partnership prior to the Closing Date; (v) any failure by the Company, any Shareholder or the Partnership to satisfy or discharge any other liability or obligation not to be assumed by WRI or Newco pursuant to this Agreement; or (vi) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration described in Section 6.7 (Registration of WRI Stock) of the Old Asset Purchase Agreement or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each event to the extent based upon information furnished to WRI or the Surviving Corporation by the Shareholders or the Partnership or on such party's behalf. Subject to
Section 11.9 hereof, it is hereby acknowledged and agreed that Venture #1 and Venture #2 shall be jointly and severally liable with the Shareholders for the indemnification obligations under this Section 11.1(a), but only to the extent that the Partnership would have been liable therefor under Section 11.2 of the Old Asset Purchase Agreement.

                  (b) "WRI Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the Shareholders' consent pursuant to Section 11.7 hereof), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the rights of WRI, Newco and the Surviving Corporation or such other persons to indemnification hereunder.

11.2     Environmental Indemnity.

                  (a)  Each  of the  Shareholders,  Venture  #1 and  Venture  #2
         (collectively the "Seller Indemnitors") agrees to indemnify and hold harmless WRI, Newco and the Surviving Corporation, and their respective directors, officers, employees, representatives, agents and attorneys from, against, for and in respect of any and all Environmental Costs (as defined below), arising in any manner in connection with a breach of any representation or warranty set forth in Section 3.13 of the Old Asset Purchase Agreement being untrue or incorrect in any material respect.

                  (b) The obligations of this Section 11.2 shall include the obligation to defend the Indemnified Parties (as defined below) against any claim or demand for Environmental Costs, the obligation to pay and discharge any Environmental Costs imposed on Indemnified Parties, and the obligation to reimburse Indemnified Parties for any Environmental Costs incurred or suffered, provided in each instance that the claim for Environmental Costs arises in connection with a matter for which Indemnified Parties are entitled to indemnification under this Agreement. The obligation to reimburse the Indemnified Parties shall also include the costs and expenses (including, without limitation, reasonable attorneys' fees) to establish or enforce the rights of WRI, Newco and the Surviving Corporation or such other persons to indemnification hereunder.

                  (c) "Environmental Costs" shall mean any of the following that arise in any manner regardless of whether based in contract, tort, implied or express warranty, strict liability, Environmental Requirement or otherwise: all liabilities, losses, judgments, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, reasonable attorneys' fees and fees and disbursements of environmental consultants, all costs related to the performance of any required or necessary assessments, investigations, remediation, response, containment, closure, restoration, repair, cleanup or detoxification of any impacted property, the preparation and implementation of any maintenance, monitoring, closure, remediation, abatement or other plans required by any governmental agency or by Environmental Requirements and any other costs recovered or recoverable under any Environmental Requirement), fines, penalties, or monetary sanctions. Environmental Costs shall include without limitation: (i) damages for personal injury or death, or injury to property or to natural resources; (ii) damage to real property or damage resulting from the loss of the use of all or any part of the property, including but not limited to business loss; and
         (iii) the cost of any demolition, rebuilding or repair of any property required by Environmental Requirements or necessary to restore such property to its condition prior to damage caused by an environmental condition or by the remediation of an environmental condition.

11.3     Employee Compensation and Benefits.

                  (a) Each of the Seller Indemnitors, jointly and severally, agrees to indemnify and hold WRI, Newco and the Surviving Corporation, and their respective directors, officers, employees, representatives, agents and attorneys harmless from, against, for and in respect of any and all claims made by employees of the Partnership and GP, regardless of when made, for wages, salaries, bonuses, pension, workmen's compensation, medical insurance, disability, vacation, severance, pay in lieu of notice, sick benefits or other compensation or benefit arrangements to the extent the same are based on employment service rendered to the Partnership prior to the Closing Date or injury or sickness occurring prior to the Closing Date and are not scheduled pursuant to this Agreement or reserved for on the Financial Statements (Pre-Closing), or if the claim asserted is based upon or arises under applicable law rather than an agreement or undertaking by the Partnership, then only if the claim asserted arose or is based upon acts or omissions occurring prior to the Closing Date and was not disclosed as required by the terms of this Agreement (collectively, Pre-Closing Employee Claims).

                  (b) Each of WRI and Newco, jointly and severally, agrees to indemnify and hold the Seller Indemnitors and their agents and attorneys harmless from, against, for and in respect of any and all claims made by employees of the Surviving Corporation, regardless of when made, for wages, salaries, bonuses, pension, workmen's compensation, medical insurance, disability, vacation, severance, pay in lieu of notice, sick benefits or other compensation or benefit arrangements, except as otherwise expressly provided herein, to the extent the same are based on employment service rendered to the Surviving Corporation after the Closing Date or injury or sickness occurring after the Closing Date (collectively, Post-Closing Employee Claims).

11.4     Shareholder Losses.

                  (a) WRI and Newco, jointly and severally, agree to indemnify and hold harmless the Seller Indemnitors, and their respective agents and attorneys, from, against, for and in respect of any and all Shareholder Losses (as defined below) suffered, sustained, incurred or required to be paid by any of the Seller Indemnitors by reason of (i) any representation or warranty made by WRI or Newco in or pursuant to this Agreement (including, without limitation, the representations and warranties contained in any certificate delivered pursuant hereto) being untrue or incorrect in any material respect; (ii) any failure by WRI or Newco to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby; and (iii) any liability for warranties or defective products arising from sales of goods manufactured or sold or services provided by WRI or the Surviving Corporation on or after the Closing Date; (iv) any failure by WRI or the Surviving Corporation to satisfy and discharge any liability or obligation expressly assumed by WRI or Newco pursuant to this Agreement; (v) any and all claims made by employees of the Company for workmen's compensation, medical insurance, disability, vacation, severance, sick benefits or other compensation arrangements to the extent the same are based on employment service rendered to WRI or the Surviving Corporation on or after the Closing Date; or (vi) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration described in Section 6.7 (Registration of WRI Stock) of the Old Asset Purchase Agreement or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except with respect to information furnished to WRI or the Surviving Corporation by the Seller Indemnitors or on such party's behalf.

                  (b) "Shareholder Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the consent of WRI and Newco, which consent may not be reasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees), penalties, fines, interest and monetary sanctions, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce the right of the Seller Indemnitors or such other persons to indemnification hereunder.

11.5 Indemnification for Certain Tax Matters. The Shareholders shall indemnify, defend and hold harmless the Surviving Corporation from and against the liability of the Company or the Surviving Corporation with respect to all Taxes, including interest and additions to Taxes, resulting from any final determination (or settlement) that the Merger of the Company into Newco fails to qualify as a tax-free transaction as to the Company and/or the Surviving Corporation pursuant to Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code as a result of any breach of a representation, warranty or a covenant of the Company or a Shareholder. WRI and the Surviving Corporation shall indemnify, defend and hold harmless the Shareholders from and against the liability of the Shareholders, the Company and the Surviving Corporation with respect to all

Taxes, resulting from any final determination (or settlement) that the Merger of the Company into Newco fails to qualify as a tax-free transaction as to the Shareholders, the Company and/or the Surviving Corporation pursuant to Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code as a result of any breach of a representation, warranty or a covenant of WRI or Newco.

11.6 Notice of Loss. Except to the extent set forth in the next sentence, a party to the Agreement will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party (as defined below) and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice is given promptly, but in any event within thirty (30) days after the Indemnified Party (as defined below) is given notice of the claim or the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Section 11, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to WRI Losses, Environmental Costs, Pre-Closing Employee Claims and the matters described in
Section 11.5, the Shareholders (and, to the extent expressly specified herein, Venture #1 and Venture #2), jointly and severally, shall be the Indemnifying Party and WRI and Newco and their respective directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Parties. With respect to Shareholder Losses, Post-Closing Employee Claims and the matters described in the second sentence of Section 11.5, WRI and Newco, jointly and severally, shall be the Indemnifying Party and the Shareholders (and, to the extent expressly specified herein, Venture #1 and Venture #2), and their respective agents and attorneys shall be the Indemnified Party.

11.7 Right to Defend. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof, provided, however, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty
(30) day period shall be deemed an acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if (i) the

Indemnifying Party is contesting such claim in good faith or (ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party. Mr. Jay I. Anderson shall have authority on behalf of the Seller Indemnitors and GP to act on such parties' behalf pursuant to this Section 11 until the Seller Indemnitors and GP have otherwise notified WRI and the Surviving Corporation in writing.

11.8 Cooperation. Each of the parties hereto, and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to Environmental Protection Agency, Occupational Safety and Health Administration, and Equal Employment Opportunity Commission matters.

11.9 Limitations of Indemnification; Proportionate Payments. WRI, Newco, the Surviving Corporation and the other persons or entities indemnified pursuant to Sections 11.1, 11.2, 11.3 and 11.5 shall not assert any claim for indemnification hereunder until such time as the aggregate of all claims that such persons may have against the Indemnifying Parties shall exceed $50,000 with respect to a single claim or all claims. The amount of the Indemnifying Party's aggregate indemnification obligations under this Section 11 shall not exceed the aggregate outstanding amount of the Notes from time to time. WRI, Newco and the other persons or entities indemnified pursuant to Sections 11.1, 11.2, 11.3 and
11.5 shall be required to offset against amounts owing to the Seller Indemnitors under the Notes and shall be limited to this remedy under this Section 11. Notwithstanding anything herein to the contrary, Venture #1 and Venture #2, respectively, shall only be liable under this Article 11 to the extent of the aggregate principal amount of its Note outstanding from time to time, and such Note shall only be subject to offset (pro rata with the Shareholders) in respect of indemnification obligations under this Article 11 that would have been owed by the Partnership under Article 11 of the Old Asset Purchase Agreement. Any amounts paid to or by the Seller Indemnitors pursuant to this Section 11 shall be paid in the same proportion of WRI Stock, valued at the then-fair market value thereof, and Notes as set forth on Annex II (based on the gross consideration paid by WRI to all parties in connection with the transaction). The parties hereto agree that the aggregate liability of all of the Shareholders, when taken together with the aggregate liability of Venture #1 and Venture #2 solely under this Section 11, and pursuant to the Escrow Agreement and the Guaranties shall not exceed $4,000,000 plus reasonable legal fees and expenses incurred from and after the date on which the aggregate amount outstanding under the Notes equals zero.

11.10    Survival of Covenants, Agreements, Representations and Warranties.

                  (a) Covenants and Agreements. All covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration.

                  (b) Representations and Warranties. All representations and warranties contained herein shall survive the Closing and shall continue in full force and effect thereafter for a period of two (2) years following the Closing, except that (i) the representations and warranties contained in Section 5.7 and Section 7.10 hereof shall survive until the earlier of (a) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes to which such representations and warranties relate without an assertion of a deficiency in respect thereof by the applicable taxing authority or (b) the completion of the final audit and determinations by the applicable taxing authority and final disposition of any deficiency resulting therefrom, and (ii) the representations and warranties contained in Sections 5.1, 5.2 and 5.3 and Sections 7.1, 7.2, 7.3 and 7.4 shall survive indefinitely.

11.11 Exclusive Remedy. The indemnification provided for in this Section 11 shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party; provided, that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. The parties agree that it would be impossible to measure in money the damage to the Seller Indemnitors in the event of a breach of the obligations of WRI in Section
6.3 (Board of Directors of WRI) of the Old Asset Purchase Agreement hereof, and the parties hereto agree that in the event of any such breach the Seller Indemnitors will not have an adequate remedy at law and will be irreparably damaged if such provisions are not specifically enforced. Therefore, the provisions of Section 6.3 of the Old Asset Purchase Agreement without limitation shall be enforceable in a court of equity by a decree of specific performance, and each of the parties hereto hereby consents that injunctive relief may be applied for and granted in connection therewith.

12.      SECURITIES ACT REPRESENTATIONS AND TRANSFER RESTRICTIONS

         The WRI Stock acquired by the Seller Indemnitors pursuant to this Agreement is being acquired solely for their own accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

The WRI Stock is not presently registered under the 1933 Act and may not be sold without registration unless an exemption from the applicable registration requirements under the 1933 Act and state securities laws is available.

13.      GENERAL

13.1     Cooperation.  The  Company,  the  Shareholders,  BG,  Tirus,  Tirus LP,
Venture #1 and Venture #2, WRI and Newco shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees thereof cooperate with WRI on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

13.2 Transactions in Old Asset Purchase Agreement. The parties to this Agreement that are parties to the Old Asset Purchase Agreement acknowledge and agree that it is such parties' intent that the economics of the transactions evidenced by this Agreement are to be the same in all material respects as the economics of the transactions evidenced by the Old Asset Purchase Agreement with respect to the assets and businesses to be acquired by WRI and Newco and the liabilities to be assumed thereby and otherwise.

13.3 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of WRI, and the heirs and legal representatives of the Shareholders.

13.4 Entire Agreement. This Agreement (including the Schedules, Exhibits and Annexes attached hereto and the agreements (including the Old Asset Purchase Agreement) expressly incorporated herein) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Shareholders, the Company, BG, Tirus, Tirus LP, Venture #1 and Venture #2, Newco and WRI, and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and this Agreement and the Annexes hereto may be modified or amended only by a written instrument executed by the Shareholders, the Company, BG, Tirus, Tirus LP, Venture #1, Venture #2, Newco and WRI, acting through their respective officers.

13.5 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

13.6 Brokers and Agents. Except as disclosed on Schedule 3.22 to the Old Asset Purchase Agreement, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

13.7 Expenses. Whether or not the transactions herein contemplated shall be consummated, (i) WRI and Newco will pay the fees, expenses and disbursements of WRI and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by WRI under this Agreement (except with respect to the change in the structure of the transaction from that described in the Old Asset Purchase Agreement to the transactions described in this Agreement), (ii) the Shareholders will pay from personal funds and not from the funds of the Company, the fees, expenses and disbursements of its agents, representatives, accountants, business advisors or counsel incurred in connection with the subject matter of this Agreement and (iii) the other parties to this Agreement will each pay their own fees, expenses and disbursements of its agents, representatives, accountants, business advisors or counsel incurred in connection with the subject matter of this Agreement. The Shareholders acknowledge that they, and not the Company or WRI, will pay all taxes due upon receipt of the consideration payable to the Shareholders pursuant to Section 2 hereof.

13.8 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party, or (c) telecopying the same with electronic confirmation of receipt.

                  (i) If to WRI or Newco, addressed to them at:

                          New U.S. Tire Recycling Corp.
                              Waste Recovery, Inc.
                           309 South Pearl Expressway
                               Dallas, Texas 75201
                          Telecopy No.: (214) 745-8945
                          Attn: Mr. Thomas L. Earnshaw
                           with copies to:

                                    Locke Purnell Rain Harrell
                                    2200 Ross Avenue, Suite 2200
                                    Dallas, Texas 75201
                                    Telecopy No.: (214) 740-8800
                                    Attn:  Kent Jamison, Esq.

(ii) If to the Shareholders, addressed thereto at the address set forth on Annex I;

                           with copies to:

                                    Morrison & Foerster LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Telecopy No.:  (212) 468-7900
                                    Attn:   John R. Hempill, Esq.

                           and

                                    Mandel & Mandel
                                    12 West 37th Street
                                    New York, New York  10018
                                    Telecopy No.:  (212) 594-5236
                                    Attn:   Frederick Mandel, Esq.

(iii) If to the Partnership, addressed to it at:

                                    New U.S. Tire Recycling Corp.
                                    c/o Waste Recovery, Inc.
                                    309 South Pearl Expressway
                                    Dallas, Texas 75201
                                    Attn:  Mr. David Greenstein

with copies with respect to (ii)-(iii) to:

                                    Locke Purnell Rain Harrell
                                    2200 Ross Avenue, Suite 2200
                                    Dallas, Texas 75201
                                    Telecopy No.: (214) 740-8800
                                    Attn:  Kent Jamison, Esq.

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

(iv) If to Venture #1 and Venture #2, addressed to them at:

                                    Environmental Venture Fund, L.P.
                                    c/o First Analysis Corp./Mr. Brian Boyer
                                    Sears Tower
                                    233 South Wacker Drive
                                    Chicago, Illinois  60606

                                    Argentum Capital Partners, L.P.
                                    405 Lexington Avenue
                                    54th Floor
                                    New York, New York  10174

or to such other address or counsel as any party hereto shall specify pursuant to this Section 13.8 from time to time.

13.9 Governing Law. This Agreement shall be construed, enforced and governed by the internal laws of the State of Texas (without regard to its choice of law principles).

13.10 Use of Certain Terms. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

13.11 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all of the parties hereto. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

 13.12 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

13.13         Time.  Time is of the essence with respect to this Agreement.

13.14 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.15 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

13.16 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

13.17 Tax Structure. It is the intent of the parties that the certain of transactions contemplated by this Agreement be structured as a tax-free reorganization under Section 368(a) of the Code.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                  WASTE RECOVERY, INC.



                                                By:      /s/ THOMAS L. EARNSHAW
                                              Name:          Thomas L. Earnshaw
                                             Title:          President


                                                  NEW U.S. TIRE RECYCLING CORP.



                                                By:      /s/ THOMAS L. EARNSHAW
                                              Name:          Thomas L. Earnshaw
                                             Title:          President


                                              U.S. TIRE RECYCLING PARTNERS, L.P.

                         By:      U.S. TIRE RECYCLING CORP., its general partner


                                                By:         /S/MARTIN BERNSTEIN
                                              Name:            Martin Bernstein


                                        BODNER/GREENSTEIN CAPITAL HOLDINGS, INC.



                                                By:           /s/ ANDREW BODNER
                                              Name:               Andrew Bodner



                                                  TIRUS, INC.


                                                By:        /S/ MARTIN BERNSTEIN
                                              Name:            Martin Bernstein



                 TIRUS  ASSOCIATES,   L.L.C.,  a  New  York  limited  liability
                                                     company


                                                By: /S/ MARTIN BERNSTEIN, member


                                                By:        /S/ MARTIN BERNSTEIN
                                              Name:            Martin Bernstein

                                               ENVIRONMENTAL VENTURE FUND, L.P.


                                      By: FIRST ANALYSIS CORP., general partner


                                                By:               /S/ B. WEINER
                                              Name:                   B. Weiner



                                                  ARGENTUM CAPITAL, L.P.

                                       By:      Argentum Capital Partners, L.P.,
                                                          general partner


                                       By:                  /s/ WALTER BRANDIAN
                                     Name:                      Walter Brandian


                                                     THE SHAREHOLDERS:


                                                              /s/ ANDREW BODNER
                                                                  Andrew Bodner


                                                           /s/ DAVID GREENSTEIN
                                                               David Greenstein

                                                                 /s/ LOUIS FELL
                                                                     Louis Fell


                                                           /s/ MARTIN BERNSTEIN
                                                               Martin Bernstein


                                                               /s/ JEFFREY FELL
                                                                   Jeffrey Fell


                                                               /s/ JAY ANDERSON
                                                                   Jay Anderson


                                                                /s/ ROSS PATTEN
                                                                    Ross Patten


                                                           /s/ ALFRED TYLER, II
                                                                Alfred Tyler II


                                                              /s/ SHERI GERSTEN
                                                                  Sheri Gersten


                                                         /s/ MICHELLE GOLDSTEIN
                                                             Michelle Goldstein



                                                                /s/ CARY CASTER
                                                                    Cary Caster


                                                               /s/ ROGER MILLER
                                                                   Roger Miller


                                                                 /s/ JOHN DRURY
                                                                     John Drury


                                                                /s/ DON SANDERS
                                                                    Don Sanders

                                    Annex III


                                 TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                         DATED AS OF SEPTEMBER 30, 1996
                                  BY AND AMONG
                              WASTE RECOVERY, INC.
                          NEW U.S. TIRE RECYCLING CORP.
                       U.S. TIRE RECYCLING PARTNERS, L.P.
                    BODNER/GREENSTEIN CAPITAL HOLDINGS, INC.
                                   TIRUS, INC.
                            TIRUS ASSOCIATES, L.L.C.
                        ENVIRONMENTAL VENTURE FUND, L.P.
                             ARGENTUM CAPITAL, L.P.
                                       AND
                         THE SHAREHOLDERS NAMED THEREIN

                          CONVERTIBLE SUBORDINATED NOTE

                          CONVERTIBLE SUBORDINATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS IN THE MANNER PERMITTED HEREIN.


                              WASTE RECOVERY, INC.
                          CONVERTIBLE SUBORDINATED NOTE
                              As of October 1, 1996


         WASTE RECOVERY, INC., a Texas corporation (the "Company"), for value received, hereby promises to pay to the order of (the "Holder(s)") the principal amount of [ONE MILLION EIGHT HUNDRED AND FIFTY THOUSAND DOLLARS ($1,850,000)], subject to adjustment as provided herein, and to pay interest (computed on the basis of a 360-day year of twelve (12) 30-day months) on the principal at the times and in the manner hereinafter provided.

         Accrued interest on unpaid principal balance of this Note shall be computed based on the following rates and their respective applicable periods:

         Rate of Interest                             Applicable Period
            Per Annum                             (As from the date hereof)

                5%                                   First twelve (12) months

                6%                                   Second twelve (12) months

                7%                                   Third twelve (12) months

                7%                                   Fourth twelve (12) months.

The accrued interest shall be paid quarterly in arrears commencing on January ____, 1997, and on each April ____, July ____, October ____, and January ____ thereafter during the term hereof in the amount accrued to the date of payment. At the option of the Company, delivered to the Holder(s) not less than ten (10) days before such interest payment is due and payable, interest payable under this Note may be paid by delivery of shares of the Common Stock of the Company valued at the average bid price for such shares for the prior sixty (60) day period ending on the tenth (10th) trading day preceding (and not including) the date such interest payment is due and payable.

         The principal amount of this Note shall be due and payable to the Holder(s) hereof in the following installments:

         Amount of Principal                          Due Date

               $500,000         Last day of the 30th month from the date hereof

               $450,000         Last day of the 36th month from the date hereof

               $450,000         Last day of the 42nd month from the date hereof

               $450,000         Last day of the 48th month from the date hereof.

         The principal of and interest on this Note shall be payable at the principal office of the Company and shall be forwarded to the address(es) of the Holder(s) hereof as such Holder(s) shall from time to time designate.

         ss.1 PREPAYMENT. This Note is subject to prepayment in whole or in part at any time after twelve (12) months from the date hereof at the option of the Company by giving the Holder(s) thirty (30) days prior written notice of the Company's intent to prepay this Note stating the date of prepayment and the amount of principal to be prepaid (the "Prepayment Notice"). Interest accrued to the prepayment date on the principal amount of this Note to be prepaid will be paid to the Holder(s) on the prepayment date. Notwithstanding the foregoing, the Holder(s) of this Note may within thirty (30) days of the receipt of the Prepayment Notice, elect not to accept the prepayment and, instead, may elect to convert all of the then outstanding principal amount of this Note in accordance with Section 2 hereof.

         ss.2.      CONVERSION.

         ss.2.1 Conversion Price; Conversion Period. Subject to and upon compliance with the provisions hereof, the Holder(s) of this Note shall have the right at such Holder(s)' option, at any time commencing twelve (12) months from the date of issuance of this Note, to convert all but not less than all of the principal amount of this Note then outstanding into common stock of the Company ("Common Stock") at the price of $2.50 per share (the "Conversion Price"), provided that such election to convert shall be agreed upon unanimously by the holder(s) of all the Notes then outstanding.

         ss.2.2 Manner of Conversion; Issuance of Certificate; Time Conversion Effected. In order to exercise the conversion right provided under this Note, the Holder(s) shall surrender this Note to the Company at the principal offices thereof accompanied by a written statement certifying as to the unanimous request of the Holder(s) to convert the full amount of principal then outstanding (the "Conversion Request.") Within 10 business days following the date on which a conversion of this Note is deemed effective in accordance with the next succeeding sentence, the Company shall issue and deliver to the Holder(s) hereof effecting such conversion, registered in such name or names as such Holder(s) may designate, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note, bearing such necessary legend as required by law or the Company's Articles of Incorporation. Such conversion shall be deemed to have been effected as of the close of business on the date on which the Conversion Request shall have been received by the Company and this Note shall have been surrendered as aforesaid; at such time the rights of the Holder(s) of this Note as such Holder(s) shall cease, and the person or persons whose name or names any certificate or certificates for Common Stock shall be issuable shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         ss.2.3 Fractional Shares; Accrued Interest. No fractional shares shall be issued upon conversion of this Note, but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Conversion Price or the Default Conversion Price (as hereinafter defined), whichever applicable, of such shares. The Company shall, forthwith upon such conversion, pay all interest on this Note accrued to and including the date upon which this Note shall have been deemed surrendered for conversion.

         ss.2.4 Adjustments to Conversion Price. In the event the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares by way of a stock dividend payable in Common Stock or a stock split or otherwise, the Conversion Price or Default Conversion Price stated herein shall be proportionately reduced, and conversely, in the event the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price or Default Conversion Price stated herein shall be proportionately increased. Notwithstanding the foregoing, no adjustment shall be made to the Conversion Price or Default Conversion Price on account of cash dividends on the Company's Common Stock.

         ss.2.5 Certain Corporate Transactions. In the case of any capital reorganization or any reclassification, exchange or substitution of the Company's Common Stock, or in the case of the consolidation or merger of the Company with any other corporation or in case of any sale, transfer or distribution of all or substantially all of the assets of the Company (each such case being hereinafter referred to as a "Transaction"), in each of the foregoing cases (a) the Company shall give the Holder(s) hereof written notice of the proposed Transaction not less than thirty (30) days prior to the consummation thereof; (b) after providing the Company and, if applicable, the Successor Corporation (as hereinafter defined) under the Transaction evidence reasonably satisfactory to the Company and, if applicable, the Successor Corporation, of the then outstanding obligations of the Company under this Note, the Holder(s) hereof shall be entitled to receive upon consummation of the Transaction, the kind and amount of shares of stock and other securities and property receivable upon such Transaction by a shareholder of the number of shares of Common Stock into which the amount of principal then outstanding under this Note might have been converted pursuant to Article 2 hereof immediately prior to such

Transaction; and (c) the Company hereby agrees to deliver to the Holder(s) hereof the shares of stock, other securities or property required so to be delivered upon consummation of such Transaction in accordance with the foregoing provision, and, if applicable, the Company further agrees to cause the Successor Corporation to assume in writing prior to the consummation of such Transaction the obligation to comply with the foregoing provision. The term "Successor Corporation" as used in this section shall be the surviving corporation (if other than the Company) in the case of a consolidation or merger or the buyer or transferee in the case of a sale or transfer of all or substantially all of the assets of the Company.

         ss.2.6 Authorized Shares. The Company covenants that during the period this Note is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Company's Common Stock upon the exercise of the conversion rights under this Note.

         ss.3.      DEFAULTS AND REMEDIES.

ss.3.1 Events of Default; Acceleration. If any of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Company shall default in the payment of any part of the principal under this Note when the same shall be due and payable as heretofore provided and the Company thereafter shall fail to cure the default within fifteen (15) days after receiving written notice from the Holder(s) demanding payment of such amount so due and payable; or

                  (b) The Company shall default in the payment of an installment of interest under this Note when the same shall be due and payable as heretofore provided and the Company thereafter shall fail to cure the default within fifteen (15) days after receiving written notice from the Holder(s) demanding payment of such amount so due and payable; or

                  (c) The Company shall default in the performance of or compliance with any agreement, promise, condition or term contained herein and the Company thereafter shall fail to cure the default within thirty (30) days after receiving written notice from the Holder(s) demanding performance of or compliance with such agreement, promise, condition or term; or

                  (d) The Surviving Corporation (as defined in the Agreement described in Section 4.7 hereof) shall default in the performance of or compliance with its obligations as set forth in either Section 10.1(a) (with reference to the Board of Directors of the Surviving Corporation) or 10.3 of the Agreement;

then and in each and every such case, the Holder(s) may, acting unanimously, declare the principal of this Note then outstanding plus all accrued interests thereon to be due and payable. Such acceleration may be made by delivering written notice (an "Acceleration Notice") thereof to the Company.

         ss.3.2 Adjustments to Principal. (a) Upon the occurrence of an Event of Default and in the event the cash flow of Newco, defined for purposes of this Note to be Newco's operating cash flow determined in accordance with generally accepted accounting principles plus (i) borrowed money of Newco for capital expenditures and less (ii)(A) capital expenditures, (B) scheduled amounts of principal amortization as set forth on Schedule 3.2 hereto and (C) other principal amortization on debt incurred to fund Newco's operations, including amortization on borrowings to fund capital expenditures (and excluding optional prepayments and payments of principal under this Note) ("Cash Flow"), during the forty-eight (48) month period following the date hereof shall be less than $2,330,000 (which equals an average of $48,541.67 per month), or if calculated for a period shorter than forty-eight (48) months, the Cash Flow during such shorter period shall be less than the amount determined by multiplying $48,541.67 by the number of whole months or portions thereof in such shorter period, and Newco has been operated in all material respects in accordance with both the past operating practices of U.S. Tire Recycling Partners, L.P. and the ongoing written recommendations of the Holder(s), the amount of principal due and payable under ss.3.1 shall be reduced by an amount equal to seventy-five percent (75%) of (i) such actual or calculated shortfall in Cash Flow for the forty-eight month or shorter period, as the case may be, determined at the time of default, plus (ii) that amount equal to the interest heretofore paid by the Company under this Note that is in excess of the interest payable on the amount of principal as so adjusted in accordance with this section. During the term of this Note, the Company shall operate Newco as a wholly-owned subsidiary and shall not allocate overhead expense to Newco's operations except to the extent that such overhead expense applies directly to Newco's business and operations and based on Newco's predecessor's historical cost for such items.

         (b) The Company acknowledges and agrees that the payment of the Cash Amount (as defined in Section 1.4 of the Agreement (as defined in Section 4.7 hereof)) pursuant to the last sentence of Section 1.4 of the Agreement shall not be deemed to be a reduction of Newco's operating cash flow. In addition, an amount equal to fifty percent (50%) of the compensation payable under the Employment Agreement (as defined in the Agreement) for the first twelve (12) months of the term thereof shall be included in operating cash flow for such period and an amount equal to twenty-five percent (25%) of the compensation payable thereunder shall be included in operating cash flow for the second twelve (12) months of the term thereof.

         ss.3.3 Remedies on Default. Upon occurrence of any Event of Default and after receipt of the written Acceleration Notice by the Company, the Holder(s) acting unanimously shall be entitled to the following remedies:

                  (a)  Subject  to and  upon  compliance  of the  provisions  of
         Article 2 hereof, the Holder(s) may elect to convert all but not less than all of the then outstanding principal under this Note into Common Stock of the Company at the price of $1.00 per share ("Default Conversion Price"), which price shall be subject to adjustment as provided for under ss.2.4 hereof; or

                  (b) The Holder(s) may elect to foreclose the pledge of one hundred percent (100%) of the Common Stock of Newco, which pledge is provided for under the Pledge Agreement (the "Pledge Agreement") dated of even date herewith by and between the Company, Newco and the Holder(s); or

                  (c) The Holder(s) may elect to exercise the rights provided thereto under the Non-Recourse Secured Guaranty and to foreclose the mortgage described in Section 10.3 of the Agreement (defined in Section
         4.7 hereof) dated of even date herewith by and between the Company, Newco and Holder(s).

     ss.3.4 No Other Recourse. Except as otherwise provided heretofore under ss.3.3, the Holder(s) of this Note shall have no other recourse against the Company upon the occurrence of any Event of Default.

       ss.4.      MISCELLANEOUS PROVISIONS.

     ss.4.1 No Rights or Liabilities of Shareholders. This Note shall not entitle any Holder(s) hereof to any of the rights of shareholders of the Company. No provision of this Note, in the absence of the actual conversion of this Note into Common Stock under the terms hereof shall give rise to any liability on the part of the Holder(s) as shareholders of the Company.

     ss.4.2 Sale; Transfer; Assignment. Holder(s) shall not sell, transfer, assign or otherwise dispose of this Note except to a party or parties expressly approved by the Company or to the partners of the U.S. Tire Recycling Partners, L.P., and provided that the person requesting such sale, transfer, assignment or disposition shall furnish an opinion of counsel (both counsel and opinion shall be satisfactory to the Company) to the effect that such sale, transfer, assignment or disposition will not involve any violation of the registration provisions of the Securities Act of 1933, as amended, or any similar federal or state statutes.

    ss.4.3 Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Texas.

    ss.4.4   Usurious   Interest.   Anything   to   the   contrary   herein
notwithstanding, in no event shall unaccrued interest hereunder be matured or shall interest, unless and until the same shall have been accrued, be payable or collectible hereunder nor shall any provision hereof in any event require the payment or permit the collection of interest in excess of the maximum permitted by the applicable law.

    ss.4.5 Successor and Assigns. All reference to the Company herein shall include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Company shall be binding upon its successors and assigns, whether so expressed or not.

    ss.4.6 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

    ss.4.7 Certain Adjustments to Principal and Interest Payable. Except as otherwise provided in Section 11 of the Agreement, (a) in the event of a breach of any terms, conditions, representations, warranties or covenants by the Shareholders or GP (as defined in the Agreement referred to below) under the Agreement and Plan of Reorganization dated of even date herewith by and between the Company, Newco, U.S. Tire Recycling Partners, L.P., Bodner/Greenstein Capital Holdings, Inc. ("BG"), Tirus, Inc. ("Tirus"), Tirus Associates, L.L.C., Environmental Venture Fund, L.P., Argentum Capital, L.P. and the Shareholders named therein (the "Agreement"), the Company shall be entitled to reduce the amount of principal then outstanding and accrued interest then due and payable to the Holder(s) under this Note by an amount representing the damages suffered by the Company or Newco as a result of the breach by the Shareholders, Tirus or BG under the Agreement, as determined under Section 11 of the Agreement and (b) this Note shall be reduced ratably together with all of the Notes then outstanding. Except as provided in this ss.4.7 or in the Escrow Agreement or Guaranties (each as defined in the Agreement) there shall not be any other remedies against the Holder(s) in the event of such a breach.

    ss.4.8 Tax Matters. The Company shall consistently characterize this Note as a "contingent payment debt instrument" pursuant to Section 1.1275-4 of the Treasury Regulations, as promulgated under the Internal Revenue Code of 1986, as amended, on all of its federal, state and local tax returns, as the case may be.

(Corporate Seal)

ATTEST:                                              WASTE RECOVERY, INC.

                                            By:
----------------                                --------------------------------
Secretary                                   Its:
                                                --------------------------------




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